Filed pursuant to Rule 424(b)(5)

Registration No. 333-156459

PROSPECTUS SUPPLEMENT

(To Prospectus dated February 4, 2009)

CAPSTONE TURBINE CORPORATION

38,095,239 Shares of Common Stock

We are offering 38,095,239 shares of our common stock, par value $0.001 per share, in this offering.

Our common stock is listed on the Nasdaq Global Market under the symbol “CPST.”  On February 18, 2010, the last reported sale price of our common stock on the Nasdaq Global Market was $1.24 per share.

Investing in our securities involves a high degree of risk.  You should read this prospectus supplement and the accompanying prospectus carefully before you make your investment decision. See “Risk Factors” beginning on page S-4 of this prospectus supplement, page 3 of the accompanying prospectus, as well as the documents we file with the Securities and Exchange Commission that are incorporated by reference therein for more information.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

	Per Share	Total
Public offering price	$1.05000	$40,000,000
Underwriting discounts and commissions	$0.06615	$2,520,000
Proceeds, before expenses, to us	$0.98385	$37,480,000

We estimate the total expenses of this offering, excluding the underwriting discounts and commissions, will be approximately $677,500. We have granted the underwriter an option for a period of 30 days from the date of this prospectus supplement to purchase up to a total of 5,714,284 additional shares at the public offering price per share, less the underwriting discounts and commissions, to cover any over-allotments. We expect that delivery of the shares will be made on or about February 24, 2010, subject to customary closing conditions.

LAZARD CAPITAL MARKETS

Prospectus Supplement dated February 19, 2010.

You should rely only on the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus and any free writing prospectuses we may provide to you in connection with this offering. We have not, and the underwriter has not, authorized any other person to provide you with any information that is different. If anyone provides you with different or inconsistent information, you should not rely on it.  We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. The information contained in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference herein and any free writing prospectuses we may provide to you in connection with this offering is accurate only as of their respective dates.  Our business, financial condition, results of operations and prospects may have changed since those dates.  You should not consider this prospectus supplement or the accompanying prospectus to be an offer or solicitation relating to the securities in any jurisdiction in which such an offer or solicitation relating to the securities is not authorized. Persons outside the United States who come into possession of this prospectus supplement must inform themselves about, and observe any restrictions relating to, the offering of the securities and the distribution of this prospectus supplement outside the United States. Furthermore, you should not consider this prospectus supplement or the accompanying prospectus to be an offer or solicitation relating to the securities if the person making the offer or solicitation is not qualified to do so, or if it is unlawful for you to receive such an offer or solicitation.

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying prospectus are part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, utilizing a “shelf” registration process.  We are providing information to you about this offering in two parts.  The first part is this prospectus supplement, which describes the specific terms of the securities we are offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into the accompanying prospectus. The second part is the accompanying prospectus, including the documents incorporated by reference, which provides you with more general information, some of which may not apply to this offering and some of which may have been supplemented or superseded by information in this prospectus supplement or documents incorporated or deemed to be incorporated by reference in this prospectus supplement that we filed with the SEC subsequent to the date of the prospectus.

Generally, when we refer to this prospectus, we are referring to both parts of this document combined. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus or in any document incorporated by reference that was filed with the SEC before the date of this prospectus supplement, on the other hand, you should rely on the information in this prospectus supplement. If any statement in one of these documents is inconsistent with a statement in another document having a later date — for example, a document incorporated by reference in the accompanying prospectus — the statement in the document having the later date modifies or supersedes the earlier statement. You should read both this prospectus supplement and the accompanying prospectus, the documents incorporated by reference in this prospectus supplement and the accompanying prospectus and any related free writing prospectus that we authorized to be delivered to you when making your investment decision.  You should also read and consider the information in the documents we have referred you to in the section of the accompanying prospectus entitled “Where You Can Find More Information.”

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PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights certain information about us and this offering and appearing elsewhere in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and does not contain all of the information that may be important to you and does not contain all of the information that you should consider before investing in our securities.  For a more complete understanding of our business and the securities we are offering, you should read this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein in their entirety, including the risk factors beginning on page S-4 and the financial statements and related notes.  Unless otherwise expressly stated or the context otherwise requires, references in this prospectus supplement to “Capstone,” “we,” “us,” or “our” or similar references refer to Capstone Turbine Corporation and its subsidiary, and references to our fiscal years refer to our fiscal years ending March 31.

Capstone Turbine Corporation

We develop, manufacture, market and service microturbine technology solutions for use in stationary distributed power generation applications, including cogeneration (combined heat and power), integrated combined heat and power, and combined cooling, heat and power, resource recovery and secure power. In addition, our microturbines can be used as battery charging generators for hybrid electric vehicle applications. Microturbines allow customers to produce power on-site in parallel with the electric grid or stand-alone when no utility grid is available.

There are several technologies which are used to provide “on-site power generation,” (also called “distributed generation”) such as reciprocating engines, solar power, wind powered systems and fuel cells. For customers who do not have access to the electric utility grid, microturbines can provide clean, on-site power with lower scheduled maintenance intervals and greater fuel flexibility than competing technologies. For customers with access to the electric grid, microturbines can provide an additional source of continuous duty power, thereby providing additional reliability and potential cost savings. With our stand-alone feature, customers can produce their own energy in the event of a power outage and can use the microturbines as their primary source of power for extended periods. Because our microturbines also produce clean, usable heat energy, they can provide economic advantages to customers who can benefit from the use of hot water, chilled water, air conditioning and heating. Our microturbines are sold primarily through our distributors.

Our distributors, along with our Authorized Service Companies, or ASCs, install the microturbines.  Service is provided directly by us through our Factory Protection Plan or by our distributors and ASCs.  Successful implementation of the microturbine relies on the quality of the microturbine, marketability for appropriate applications, and the quality of the installation and support.

Recent Developments

On February 1, 2010, the Company entered into an Asset Purchase Agreement with Calnetix Power Solutions, Inc., or Calnetix, pursuant to which the Company acquired, subject to an existing license retained by Calnetix, all of the rights and assets related to the manufacture and sale of the Calnetix TA100 100kW microturbine generator, including intellectual property, design, tooling, drawings, patents, know-how, distribution agreements and supply agreements.

Pursuant to the transaction, the Company issued to Calnetix 1,550,387 shares of common stock of the Company and agreed to issue an additional, currently undetermined number of shares six months after the closing date of February 1, 2010.  The number of shares of common stock issuable six months after closing will be equal to $3.1 million divided by the average closing share price of the common stock for the 30-day trading period ending on the trading date immediately preceding the issuance.

Calnetix will continue to manufacture the TA100 microturbines for the Company during the 14-month period following the closing date.  At the end of such period, the Company has agreed to purchase for cash any remaining TA100 microturbine inventory that has not been consumed as part of the TA100 manufacturing process and is not considered in excess or obsolete and will obtain title to certain TA100 manufacturing equipment.  On the closing date, the Company and Calnetix also entered into an agreement pursuant to which the Company agreed to purchase 125kW waste heat recovery generator systems from Calnetix.  In exchange for certain minimum purchase requirements during a three-year period, the Company will have exclusive rights to sell the zero-emission waste heat recovery generator for all microturbine applications and for applications 500kW or lower where the source of heat is the exhaust of a reciprocating engine used in a landfill application.  The Company must meet specified annual sales targets in order to maintain the exclusive rights to sell the waste heat recovery generators.

Capstone was incorporated in California in 1988. On June 22, 2000, we reincorporated as a Delaware corporation. Our principal executive offices are located at 21211 Nordhoff Street, Chatsworth, California 91311. Our telephone number is (818) 734-5300. Our Internet address is www.capstoneturbine.com. Information contained on our website is not part of this prospectus supplement or the accompanying prospectus or any document incorporated or deemed to be incorporated by reference herein.

The Offering

Issuer	Capstone Turbine Corporation

Common stock offered by us	38,095,239 shares

Over-allotment option	5,714,284 shares

Common stock to be outstanding after the offering	234,755,026 shares

Use of proceeds	We currently intend to use the net proceeds from this offering to fund product development and for other general corporate purposes. See “Use of Proceeds” on page S-16 of this prospectus supplement.

Nasdaq Global Market symbol of our common stock	CPST

Risk Factors

Investing in our securities involves a high degree of risk. You should consider carefully each of the risks described in this prospectus supplement under the caption “Risk Factors” and the other information contained and incorporated by reference in this prospectus supplement and the accompanying prospectus before deciding to purchase our securities.

Except as otherwise indicated herein, the information above and elsewhere in this prospectus supplement regarding outstanding shares of our common stock is based on 196,659,787 shares of common stock outstanding as of January 31, 2010. This number of shares does not include 5,714,284 shares of common stock subject to the underwriter’s over-allotment option and also excludes the following:

•                  9,224,452 shares of common stock issuable upon the exercise of stock options outstanding as of January 31, 2010, with a weighted-average exercise price of $1.62 per share;

•                  2,757,163 additional shares of common stock reserved for future issuance under our stock incentive plans and our employee stock purchase plans as of January 31, 2010;

•                  16,578,801 shares of common stock issuable upon the exercise of warrants outstanding as of January 31, 2010, with an exercise price of $1.20 per share (subject to adjustment);

•                  7,153,607 shares of common stock issuable upon the exercise of warrants outstanding as of January 31, 2010, with an exercise price of $1.73 per share (subject to adjustment);

•                  3,612,717 shares of common stock issuable upon the exercise of warrants outstanding as of January 31, 2010, with an exercise price of $0.95 per share (subject to adjustment); and

•                  5,780,347 shares of common stock issuable upon the exercise of warrants outstanding as of January 31, 2010, with an exercise price of $1.42 per share (subject to adjustment).

RISK FACTORS

Investing in our securities involves a high degree of risk. You should consider carefully each of the following risks and all other information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus before deciding to purchase our securities. Additional risks of which we may not be aware or that we currently believe are immaterial may also adversely affect our business.  If any of these risks actually occurs, our business, financial condition and operating results could be materially adversely affected. As a result, the trading price of our common stock could decline, perhaps significantly, and you could lose all or part of your investment.  In assessing these risks, you should refer to the other information included in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein.

Risks Related to Our Business and Operations

Our operating history is characterized by net losses. We anticipate further losses and we may never become profitable.

Since inception, we have incurred annual operating losses. We expect this trend to continue until such time that we can sell a sufficient number of units and achieve a cost structure to become profitable. Our business is such that we have relatively few customers and limited repeat business. As a result, we may not maintain or increase revenue. We may not have adequate cash resources to reach the point of profitability, and we may never become profitable. Even if we do achieve profitability, we may be unable to increase our sales and sustain or increase our profitability in the future.

We may be unable to fund our future operating requirements, which could force us to curtail our operations.

To the extent that the funds we now have on hand are insufficient to fund our future operating requirements, we would need to raise additional funds, through further public or private equity or debt financings depending upon prevailing market conditions. These financings may not be available, or if available, may be on terms that are not favorable to us and could result in dilution to our stockholders and reduction of the trading price of our stock. The state of worldwide capital markets could also impede our ability to raise additional capital on favorable terms or at all. If adequate capital were not available to us, we likely would be required to significantly curtail our operations or possibly even cease our operations.

On May 3, 2009, we received from Wells Fargo Bank, National Association a waiver of our noncompliance with two financial covenants as of March 31, 2009 in the credit facility agreements regarding our monthly net worth and quarterly net income.  On June 9, 2009, we amended the credit facility agreements with Wells Fargo to revise these covenants regarding our monthly net worth and quarterly and annual net income.

On September 22, 2009, we received from Wells Fargo a notice of default of our noncompliance with the financial covenant in the credit facility agreements regarding our net worth as of June 30, 2009 and July 31, 2009 and a second financial covenant regarding our net income as of June 30, 2009.  On October 28, 2009, we received an additional notice of default regarding our noncompliance with the net worth covenant as of August 31, 2009.  These defaults were the result of our adoption of ASC 815 and the increase in C1000 Series sales, which had lower initial margins during the six months ended September 30, 2009. On November 5, 2009, we received from Wells Fargo a waiver of our noncompliance with these covenants.

On November 5, 2009, we also amended the credit facility agreements to reflect the effects of the new accounting treatment related to the fair value of our warrant liability, effective September 30, 2009, and the fluctuation of product mix. If we had not obtained the waiver and amended the credit facility agreements, or if we are ever again in noncompliance, we may not be able to draw additional funds under the credit facility agreements. In addition, we have pledged our accounts receivables, inventories, equipment, patents and other assets as collateral for our credit facility agreements, which would be subject to seizure by Wells Fargo if we were in default under the credit facility agreements and unable to repay the indebtedness. Wells Fargo also has the option to terminate the credit facility agreements or accelerate the indebtedness during a period of noncompliance.

If we are unable to either substantially improve our operating results or obtain additional financing, we may be unable to continue as a going concern.

Should we be unable to execute our plans to build sales and margins while controlling costs and obtain additional financing, we may be unable to continue as a going concern. In particular, we must generate positive cash flow from operations and net income and otherwise improve our results of operations substantially. We were behind schedule in reducing costs at the end of the third quarter of Fiscal 2010. Additionally, we have significantly exceeded our planned backlog as of the end of the third quarter of Fiscal 2010. To meet this demand and the related working capital requirements associated with not achieving our target direct material cost reductions as scheduled and long lead times for certain materials, we are seeking to raise additional funds in this offering.  There is no assurance that we will be able to obtain additional funds on commercially favorable terms, or at all, especially given the state of the worldwide capital markets. Our available cash and proceeds from such future financings, if any, that we may be able to obtain, may not be sufficient to fund our operating expenses, capital expenditures and other cash requirements. As a result, this would affect our ability to continue as a going concern. These events and circumstances could have a material adverse effect on our ability to raise additional capital and on the market value of our common stock. Moreover, should we experience a cash shortage that requires us to curtail or cease our operations, or should we be unable to continue as a going concern, you could lose all or part of your investments in our securities.

A sustainable market for microturbines may never develop or may take longer to develop than we anticipate which would adversely affect our results of operations.

Our products represent an emerging market, and we do not know whether our targeted customers will accept our technology or will purchase our products in sufficient quantities to allow our business to grow. To succeed, demand for our products must increase significantly in existing markets, and there must be strong demand for products that we introduce in the future. If a sustainable market fails to develop or develops more slowly than we anticipate, we may be unable to recover the losses we have incurred to develop our products, we may have further impairment of assets, and we may be unable to meet our operational expenses. The development of a sustainable market for our systems may be hindered by many factors, including some that are out of our control. Examples include:

•                  consumer reluctance to try a new product;

•                  regulatory requirements;

•                  the cost competitiveness of our microturbines;

•                  costs associated with the installation and commissioning of our microturbines;

•                  maintenance and repair costs associated with our microturbines;

•                  the future costs and availability of fuels used by our microturbines;

•                  economic downturns and reduction in capital spending;

•                  consumer perceptions of our microturbines’ safety and quality;

•                  the emergence of newer, more competitive technologies and products; and

•                  decrease in domestic and international incentives.

Our operating results are dependent, in large part, upon the successful commercialization of our C200 product. Failure to produce this product as scheduled and budgeted would materially and adversely affect our business and financial condition.

We cannot be certain that we will deliver ordered products in a timely manner. Any reliability or quality issues that may arise with the C200 could prevent or delay scheduled deliveries. We may also encounter material unexpected costs in connection with the commercialization of the C200. Any such delays or costs could significantly impact our business, financial condition and operating results.

We may not be able to effectively manage our growth, expand our production capabilities or improve our operational, financial and management information systems, which would impair our results of operations.

If we are successful in executing our business plan, we will experience growth in our business that could place a significant strain on our business operations, management and other resources. Our ability to manage our growth will require us to expand our production capabilities, continue to improve our operational, financial and management information systems, and to motivate and effectively manage our employees. We cannot provide assurance that our systems, procedures and controls or financial resources will be adequate, or that our management will keep pace with this growth. We cannot provide assurance that our management will be able to manage this growth effectively.

The current global financial crisis may have an impact on our business and financial condition, including some effects we may not be able to predict.

The continued credit crisis could prevent our customers from purchasing our products or delay their purchases, which would adversely affect our business, financial condition and results of operations. In addition, our ability to access the capital markets may be severely restricted or made very expensive at a time when we need, or would like to do so, which could have a material adverse impact on our liquidity and financial resources. Certain industries in which our customers do business and certain geographic areas have been and could continue to be adversely affected by the recession in economic activity.

Our suppliers may not supply us with a sufficient amount of components or components of adequate quality or they may provide components at significantly increased prices, and, therefore, we may not be able to produce our products.

Some of our components are currently available only from a single source or limited sources. We may experience delays in production if we fail to identify alternative suppliers, or if any parts supply is interrupted, each of which could materially adversely affect our business and operations. In order to reduce manufacturing lead times and ensure adequate component supply, we enter into agreements with certain suppliers that allow them to procure inventories based upon criteria defined by us. If we fail to anticipate customer demand properly, an oversupply of parts could result in excess or obsolete inventories, which could adversely affect our business. Our inability to meet volume commitments with suppliers could affect the availability or pricing of our parts and components. A reduction or interruption in supply, a significant increase in price of one or more components or a decrease in demand of products could materially adversely affect our business and operations and could materially damage our customer relationships. Financial problems of suppliers on whom we rely could limit our supply of components or increase our costs. Also, we cannot guarantee that any of the parts or components that we purchase will be of adequate quality or that the prices we pay for the parts or components will not increase. Inadequate quality of products from suppliers could interrupt our ability to supply quality products to our customers in a timely manner. Additionally, defects in materials or products supplied by our suppliers that are not identified before our products are placed in service by our customers could result in higher warranty costs and damage to our reputation. We also outsource certain of our components internationally and expect to increase international outsourcing of components. As a result of outsourcing internationally, we may be subject to delays in delivery due to the timing or regulations associated with the import/export process, delays in transportation or regional instability.

Product quality expectations may not be met causing slower market acceptance or warranty cost exposure.

In order to achieve our goal of improving the quality and lowering the total costs of ownership of our products, we may require engineering changes. Such improvement initiatives may render existing inventories obsolete or excessive. Despite our continuous quality improvement initiatives, we may not meet customer expectations. Any significant quality issues with our products could have a material adverse effect on our rate of product adoption, results of operations, financial condition and cash flow. Moreover, as we develop new configurations for our microturbines or as our customers place existing configurations in commercial use, our products may perform below expectations. Any significant performance below expectations could adversely affect our operating results, financial condition and cash flow and affect the marketability of our products.

We sell our products with warranties. There can be no assurance that the provision for estimated product warranty will be sufficient to cover our warranty expenses in the future. We cannot ensure that our efforts to reduce our risk through warranty disclaimers will effectively limit our liability. Any significant incurrence of warranty expense in excess of estimates could have a material adverse effect on our operating results, financial condition and cash flow. Further, we have at times undertaken programs to enhance the performance of units previously sold. These enhancements have at times been provided at no cost or below our cost. If we choose to offer such programs again in the future, such actions could result in significant costs.

We operate in a highly competitive market among competitors who have significantly greater resources than we have and we may not be able to compete effectively.

Capstone microturbines compete with several technologies, including reciprocating engines, fuel cells and solar power. Competing technologies may receive certain benefits, like governmental subsidies or promotion, or be able to offer consumer rebates or other incentives that we cannot receive or offer to the same extent. This could enhance our competitors’ abilities to fund research, penetrate markets or increase sales. We also compete with other manufacturers of microturbines.

Our competitors include several well-known companies with histories of providing power solutions. They have substantially greater resources than we have and have established worldwide presence. Because of greater resources, some of our competitors may be able to adapt more quickly to new or emerging technologies and changes in customer requirements, to devote greater resources to the promotion and sale of their products than we can or they may lobby for governmental regulations and policies to create competitive advantages vis-à-vis our products. We believe that developing and maintaining a competitive advantage will require continued investment by us in product development and quality, as well as attention to product performance, our product prices, our conformance to industry standards, manufacturing capability and sales and marketing. In addition, current and potential competitors have established or may in the future establish collaborative relationships among themselves or with third parties, including third parties with whom we have business relationships. Accordingly, new competitors or alliances may emerge and rapidly acquire significant market share.

Overall, the market for our products is highly competitive and is changing rapidly. We believe that the primary competitive factors affecting the market for our products, including some that are outside of our control, include:

•                  name recognition, historical performance and market power of our competitors;

•                  product quality and performance;

•                  operating efficiency;

•                  product price;

•                  availability, price and compatibility of fuel;

•                  development of new products and features; and

•                  emissions levels.

There is no assurance that we will be able to successfully compete against either current or potential competitors or that competition will not have a material adverse effect on our business, operating results, financial condition and cash flow.

If we do not effectively implement our sales, marketing and service plans, our sales will not grow and our results of operations will suffer.

Our sales and marketing efforts may not achieve intended results and therefore may not generate the revenue we anticipate. As a result of our corporate strategies, we have decided to focus our resources on selected vertical markets. We may change our focus to other markets or applications in the future. There can be no assurance that our focus or our near term plans will be successful. If we are not able to successfully address markets for our products, we may not be able to grow our business, compete effectively or achieve profitability.

We offer direct sales and service in selected markets. We do not have extensive experience in providing direct sales and service and may not be successful in executing this strategy. In addition, we may lose existing distributors or service providers or we may have more difficulty attracting new distributors and service providers as a result of this strategy. Further we may incur new types of obligations, such as extended service obligations, that could result in costs that exceed the related revenue. We may encounter new transaction types through providing direct sales and service and these transactions may require changes to our historic business practices. For example, an arrangement with a third party leasing company may require us to provide a residual value guarantee, which is not consistent with our past operating practice.

Also, as we expand in international markets, customers may have difficulty or be unable to integrate our products into their existing systems or may have difficulty complying with foreign regulatory and commercial requirements. As a result, our products may require redesign. Any redesign of the product may delay sales or cause quality issues. In addition, we may be subject to a variety of other risks associated with international business, including import/export restrictions, fluctuations in currency exchange rates and global economic or political instability. In that regard, BPC, which accounted for approximately 22% of our net accounts receivable as of December 31, 2009 and approximately 13% of our revenue for Fiscal 2009, is a privately owned company located in Russia, and we are, therefore, particularly susceptible to risks associated with doing business in that country.

We cannot be certain of the future effectiveness of our internal controls over financial reporting or the impact thereof on our operations or the market price of our common stock.

Pursuant to Section 404 of the Sarbanes-Oxley Act of 2002, we are required to include in our Annual Reports on Form 10-K our assessment of the effectiveness of our internal controls over financial reporting. Although we believe that we currently have adequate internal controls procedures in place, we cannot be certain that our internal controls over financial reporting will remain effective or that future material changes to our internal controls will be effective. If we cannot adequately maintain the effectiveness of our internal controls over financial reporting, we might be subject to sanctions or investigation by regulatory authorities, such as the SEC. Any such action could adversely affect our financial results and the market price of our common stock.

We may not be able to retain or develop relationships with original equipment manufacturers, or OEMs, or distributors in our targeted markets, in which case our sales would not increase as expected.

In order to serve certain of our targeted markets, we believe that we must ally ourselves with companies that have particular expertise or better access to those markets. We believe that retaining or developing relationships with strong OEMs (which to date have typically resold our products under their own brands or packaged our products with other products as part of an integrated unit) or distributors in these targeted markets can improve the rate of adoption as well as reduce the direct financial burden of introducing a new technology and creating a new market. Because of OEMs’ and distributors’ relationships in their respective markets, the loss of an OEM or distributor could adversely impact the ability to penetrate our target markets. We offer our OEMs and distributors stated discounts from list price for the products they purchase. In the future, to attract and retain OEMs and distributors we may provide volume price discounts or otherwise incur significant costs that may reduce the potential revenues from these relationships. We may not be able to retain or develop appropriate OEMs and distributors on a timely basis, and we cannot provide assurance that the OEMs and distributors will focus adequate resources on selling our products or will be successful in selling them. In addition, some of the relationships may require that we grant exclusive distribution rights in defined territories. These exclusive distribution arrangements could result in our being unable to enter into other arrangements at a time when the OEM or distributor with whom we form a relationship is not successful in selling our products or has reduced its commitment to market our products. We cannot provide assurance that we will be able to negotiate collaborative relationships on favorable terms or at all. Our inability to have appropriate distribution in our target markets may adversely affect our financial condition, results of operations and cash flow.

Activities necessary to integrate the acquisition of the microturbine business of Calnetix and any future acquisitions may result in costs in excess of current expectations or be less successful than anticipated.

We recently completed the acquisition of certain assets relating to the microturbine business of Calnetix, and we may acquire other businesses in the future. The success of these transactions will depend on, among other things, our ability to develop productive relationships with former Calnetix distributors and to integrate assets and personnel, if any, acquired in these transactions and to apply our internal controls process to these acquired businesses. The integration of these acquisitions may require significant attention from our management, and the diversion of management’s attention and resources could have a material adverse effect on our ability to manage our business. Furthermore, we may not realize the degree or timing of benefits we anticipated when we first enter into these transactions. If actual integration costs are higher than amounts assumed, if we are unable to integrate the assets and personnel acquired in an acquisition as anticipated, or if we are unable to fully benefit from anticipated synergies, our business, financial condition, results of operations, and cash flows could be materially adversely affected.

A significant customer may not achieve its forecasted sales growth. Also, we may incur expenses greater than we anticipate related to the sub-contactor service agreement we have with this customer, thereby adversely affecting our revenue levels and cash flow.

Sales to UTCP, an affiliate of United Technologies Corporation, accounted for approximately 0.2% and 9% of our revenue for the nine months ended December 31, 2009 and 2008, respectively. Our OEM agreement with UTCP permits UTCP to package the Capstone microturbine products with chillers and heat exchange equipment manufactured by UTCP and to sell and service the integrated CCHP units. UTCP’s performance as it relates to engineering, installation and provision of after-market service could have a significant impact on our reputation and products. Our near-term sales and cash flow could be adversely affected if UTCP does not achieve its forecasted sales growth. In addition, we entered into a service agreement with UTCP to act as a sub-contractor for UTCP in providing equipment maintenance for Capstone microturbines to certain UTCP customers. If we have to perform more warranty repairs than expected pursuant to this service agreement, our near-term and long-term cash flow and results of operations would suffer.

Loss of a significant customer could have a material adverse effect on our results of operations.

BPC and UTCP accounted for approximately 13% and 7% of our revenue, respectively, for the fiscal year ended March 31, 2009; and 22% and 1% of our net accounts receivable, respectively, as of December 31, 2009. Loss of these or any other significant customers could adversely affect our results of operations.

We may not be able to develop sufficiently trained applications engineering, installation and service support to serve our targeted markets.

Our ability to identify and develop business relationships with companies who can provide quality, cost-effective applications engineering, installations and service can significantly affect our success. The application engineering and proper installation of our microturbines, as well as proper maintenance and service, are critical to the performance of the units. Additionally, we need to reduce the total installed cost of our microturbines to enhance market opportunities. Our inability to improve the quality of applications, installation and service while reducing associated costs could affect the marketability of our products.

Changes in our product components may require us to replace parts held at distributors and ASCs.

We have entered into agreements with some of our distributors and ASCs that require that if we render parts obsolete in inventories they own and hold in support of their obligations to serve fielded microturbines, then we are required to replace the affected stock at no cost to the distributors or ASCs. It is possible that future changes in our product technology could involve costs that have a material adverse effect on our results of operations, cash flow or financial position.

We operate in a highly regulated business environment, and changes in regulation could impose significant costs on us or make our products less economical, thereby affecting demand for our microturbines.

Our products are subject to federal, state, local and foreign laws and regulations, governing, among other things, emissions to air and occupational health and safety. Regulatory agencies may impose special requirements for the implementation and operation of our products or that may significantly affect or even eliminate some of our target markets. We may incur material costs or liabilities in complying with government regulations. In addition, potentially significant expenditures could be required in order to comply with evolving environmental and health and safety laws, regulations and requirements that may be adopted or imposed in the future. Furthermore, our potential utility customers must comply with numerous laws and regulations. The deregulation of the utility industry may also create challenges for our marketing efforts. For example, as part of electric utility deregulation, federal, state and local governmental authorities may impose transitional charges or exit fees, which would make it less economical for some potential customers to switch to our products. We can provide no assurances that we will be able to obtain these approvals and changes in a timely manner, or at all. Non-compliance with applicable regulations could have a material adverse effect on our operating results.

The market for electricity and generation products is heavily influenced by federal and state government regulations and policies. The deregulation and restructuring of the electric industry in the United States and elsewhere may cause rule changes that may reduce or eliminate some of the advantages of such deregulation and restructuring. We cannot determine how any deregulation or restructuring of the electric utility industry may ultimately affect the market for our microturbines. Changes in regulatory standards or policies could reduce the level of investment in the research and development of alternative power sources, including microturbines. Any reduction or termination of such programs could increase the cost to our potential customers, making our systems less desirable, and thereby adversely affect our revenue and other operating results.

Utility companies or governmental entities could place barriers to our entry into the marketplace, and we may not be able to effectively sell our products.

Utility companies or governmental entities could place barriers on the installation of our products or the interconnection of the products with the electric grid. Further, they may charge additional fees to customers who install on-site generation, or for having the capacity to use power from the grid for back-up or standby purposes. These types of restrictions, fees or charges could hamper the ability to install or effectively use our products or increase the cost to our potential customers for using our systems. This could make our systems less desirable, thereby adversely affecting our revenue and other operating results. In addition, utility rate reductions can make our products less competitive which would have a material adverse effect on our operations. The cost of electric power generation bears a close relationship to natural gas and other fuels. However, changes to electric utility tariffs often require lengthy regulatory approval and include a mix of fuel types as well as customer categories. Potential customers may perceive the resulting swings in natural gas and electric pricing as an increased risk of investing in on-site generation.

We depend upon the development of new products and enhancements of existing products.

Our operating results depend on our ability to develop and introduce new products, or enhance existing products and to reduce the costs to produce our products. The success of our products is dependent on several factors, including proper product definition, product cost, timely completion and introduction of the products, differentiation of products from those of our competitors, meeting changing customer requirements, emerging industry standards and market acceptance of these products. The development of new, technologically advanced products and enhancements is a complex and uncertain process requiring high levels of innovation, as well as the accurate anticipation of technological and market trends. There can be no assurance that we will successfully identify new product opportunities, develop and bring new or enhanced products to market in a timely manner, successfully lower costs and achieve market acceptance of our products, or that products and technologies developed by others will not render our products or technologies obsolete or noncompetitive.

Operational restructuring may result in asset impairment or other unanticipated charges.

As a result of our corporate strategies, we have identified opportunities to outsource to third-party suppliers certain functions which we currently perform. We believe outsourcing can reduce product costs, improve product quality or increase operating efficiency. These actions may not yield the expected results, and outsourcing may result in production delays or lower quality products. Transitioning to outsourcing may cause certain of our affected employees to leave before the outsourcing is complete. This could result in a lack of the experienced in-house talent necessary to successfully implement the outsourcing. Further, depending on the nature of operations outsourced and the structure of agreements we reach with suppliers to perform these functions, we may experience impairment in the value of manufacturing assets related to the outsourced functions or other unanticipated charges, which could have a material adverse effect on our operating results.

We may not achieve production cost reductions necessary to competitively price our product, which would adversely affect our sales.

We believe that we will need to reduce the unit production cost of our products over time to maintain our ability to offer competitively priced products. Our ability to achieve cost reductions will depend on our ability to develop low cost design enhancements, to obtain necessary tooling and favorable supplier contracts and to increase sales volumes so we can achieve economies of scale. We cannot provide assurance that we will be able to achieve any such production cost reductions. Our failure to achieve such cost reductions could have a material adverse effect on our business and results of operations.

Commodity market factors impact our costs and availability of materials.

Our products contain a number of commodity materials, from metals, which includes steel, special high temperature alloys, copper, nickel and molybdenum, to computer components. The availability of these commodities could impact our ability to acquire the materials necessary to meet our requirements. The cost of metals has historically fluctuated. The pricing could impact the costs to manufacture our products. If we are not able to acquire commodity materials at prices and on terms satisfactory to us or at all, our operating results may be materially adversely affected.

Our products involve a lengthy sales cycle and we may not anticipate sales levels appropriately, which could impair our results of operations.

The sale of our products typically involves a significant commitment of capital by customers, with the attendant delays frequently associated with large capital expenditures. For these and other reasons, the sales cycle associated with our products is typically lengthy and subject to a number of significant risks over which we have little or no control. We expect to plan our production and inventory levels based on internal forecasts of customer demand, which is highly unpredictable and can fluctuate substantially. If sales in any period fall significantly below anticipated levels, our financial condition, results of operations and cash flow would suffer. If demand in any period increases well above anticipated levels, we may have difficulties in responding, incur greater costs to respond, or be unable to fulfill the demand in sufficient time to retain the order, which would negatively impact our operations. In addition, our operating expenses are based on anticipated sales levels, and a high percentage of our expenses are generally fixed in the short term. As a result of these factors, a small fluctuation in timing of sales can cause operating results to vary materially from period to period.

Potential intellectual property, stockholder or other litigation may adversely impact our business.

We may face litigation relating to intellectual property matters, labor matters, product liability, or other matters. We are subject to stockholder lawsuits alleging violations of securities laws in connection with our June 2000 initial public offering and November 2000 secondary offering described under “Legal Proceedings” in our Quarterly Report on Form 10-Q for the quarter ended December 31, 2009.  An adverse judgment could negatively impact our financial position and results of operations, the trading price of our common stock and our ability to obtain future financing on favorable terms or at all. Any litigation could be costly, divert management attention or result in increased costs of doing business.

Our success depends in significant part upon the continuing service of management and key employees.

Our success depends in significant part upon the continuing service of our executive officers, senior management and sales and technical personnel. The failure of our personnel to execute our strategy or our failure to retain management and personnel could have a material adverse effect on our business. Our success will be dependent on our continued ability to attract, retain and motivate highly skilled employees. There can be no assurance that we can do so.

Our internal control systems rely on people trained in the execution of the controls. Loss of these people or our inability to replace them with similarly skilled and trained individuals or new processes in a timely manner could adversely impact our internal control mechanisms.

Our operations are vulnerable to interruption by fire, earthquake and other events beyond our control.

Our operations are vulnerable to interruption by fire, earthquake and other events beyond our control. Our executive offices and manufacturing facilities are located in southern California. Because the southern California area is located in an earthquake-sensitive area, we are particularly susceptible to the risk of damage to, or total destruction of, our facilities in southern California and the surrounding transportation infrastructure, which could affect our ability to make and transport our products. We do not maintain earthquake insurance coverage for personal property or resulting business interruption. If an earthquake, fire or other natural disaster occurs at or near our facilities, our business, financial condition, operating results and cash flow could be materially adversely affected.

Risks Related to Our Common Stock and this Offering

The market price of our common stock has been and may continue to be highly volatile and you could lose all or part of your investment in our securities.

An investment in our securities is risky, and stockholders could lose their investment in our securities or suffer significant losses and wide fluctuations in the market value of their investment. The market price of our common stock is highly volatile and is likely to continue to be highly volatile.  As a result of, among other things, the factors discussed below, our operating results for a particular quarter are difficult to predict. Given the continued uncertainty surrounding many variables that may affect our business and the industry in which we operate, our ability to foresee results for future periods is limited. This variability could affect our operating results and thereby adversely affect our stock price. Many factors that contribute to this volatility are beyond our control and may cause the market price of our common stock to change, regardless of our operating performance. Factors that could cause fluctuation in our stock price may include, among other things:

•                  actual or anticipated variations in quarterly operating results;

•                  market sentiment toward alternative energy stocks in general or toward Capstone;

•                  changes in financial estimates or recommendations by securities analysts;

•                  conditions or trends in our industry or the overall economy;

•                  loss of one or more of our significant customers;

•                  errors, omissions or failures by third parties in meeting commitments to us;

•                  changes in the market valuations or earnings of our competitors or other technology companies;

•                  the trading of options on our common stock;

•                  announcements by us or our competitors of significant acquisitions, strategic partnerships, divestitures, joint ventures or other strategic initiatives;

•                  announcements of significant market events, such as power outages, regulatory changes or technology changes;

•                  changes in the estimation of the future size and growth rate of our market;

•                  future equity financings;

•                  the failure to produce our products on a timely basis in accordance with customer expectations;

•                  the inability to obtain necessary components on time and at a reasonable cost;

•                  litigation or disputes with customers or business partners;

•                  capital commitments;

•                  additions or departures of key personnel;

•                  sales or purchases of our common stock;

•                  the trading volume of our common stock;

•                  developments relating to litigation or governmental investigations; and

•                  decreases in oil, natural gas and electricity prices.

In addition, the stock market in general, and the Nasdaq Global Market and the market for technology companies in particular, have experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of particular companies affected. The market prices of securities of technology companies and companies servicing the technology industries have been particularly volatile. These broad market and industry factors may cause a material decline in the market price of our common stock, regardless of our operating performance. In the past, following periods of volatility in the market price of a company’s securities, securities class-action litigation has often been instituted against that company. We are currently subject to litigation relating to our initial public offering and a subsequent common stock offering as described under “Legal Proceedings” in our Quarterly Report on Form 10-Q for the quarter ended December 31, 2009. This type of litigation, regardless of whether we prevail on the underlying claim, could result in substantial costs and a diversion of management’s attention and resources, which could materially harm our financial condition, results of operations and cash flow.

Investors in this offering will experience immediate and substantial dilution.

The public offering price of the shares to be offered pursuant to this prospectus supplement is substantially higher than the net tangible book value per share of our common stock. Therefore, if you purchase shares of our common stock in this offering, you will incur immediate and substantial dilution in the net tangible book value per share of common stock from the price per share that you pay for the securities. Moreover, as described under “Prospectus Supplement Summary—The Offering,” we have a substantial number of stock options and warrants to purchase common stock outstanding and reserved for issuance under our equity incentive plans. If the holders of outstanding options and warrants exercise those options and warrants at prices below the public offering price, you will incur further dilution. See “Dilution.”

Sales of substantial amounts of our common stock or the perception that such sales may occur could cause the market price of our common stock to drop significantly, even if our business is performing well.

The market price of our common stock could decline as a result of sales by, or the perceived possibility of sales by, us or our existing stockholders of shares of our common stock in the market after this offering. These sales might also make it more difficult for us to sell equity securities at a time and price that we deem appropriate.

We will have broad discretion in how we use the proceeds of this offering, and we may not use these proceeds effectively, which could adversely affect our results of operations and cause our common stock price to decline.

We will have considerable discretion in the application of the net proceeds of this offering. Our management has broad discretion over how these proceeds are used and could spend the proceeds in ways with which you may not agree. We may not invest the net proceeds of this offering effectively or in a manner that yields a favorable or any return and, consequently, this could result in further financial losses that could have a material and adverse effect on our business, cause the market price of our common stock to decline or delay the development of our product candidates.

Provisions in our certificate of incorporation, bylaws and our stockholder rights plan, as well as Delaware law, may discourage, delay or prevent a merger or acquisition at a premium price.

Provisions of our second amended and restated certificate of incorporation, amended and restated bylaws and our stockholder rights plan, as well as provisions of the General Corporation Law of the State of Delaware, could discourage, delay or prevent unsolicited proposals to merge with or acquire us, even though such proposals may be at a premium price or otherwise beneficial to you. These provisions include our board’s authorization to issue shares of preferred stock, on terms the board determines in its discretion, without stockholder approval, and the following provisions of Delaware law that restrict many business combinations.

We are subject to the provisions of Section 203 of the General Corporation Law of the State of Delaware, which could prevent us from engaging in a business combination with a 15% or greater stockholder for a period of three years from the date it acquired such status unless appropriate board or stockholder approvals are obtained.

Our board of directors has adopted a stockholder rights plan, pursuant to which one preferred stock purchase right has been issued for each share of our common stock authorized and outstanding. Until the occurrence of certain prescribed events, the rights are not exercisable and are transferable along with, and only with, each share of our common stock and are evidenced by the common stock certificates. One preferred stock purchase right will also be issued with each share of our common stock we issue in the future (including the shares offered hereby) until the rights plan expires or is terminated or we redeem or exchange the rights for other property in accordance with the terms of the rights plan or at such time, if any, as the rights separate from each share of our common stock and become exercisable. Each share of Series A Junior Participating Preferred Stock will be entitled to receive, when, as and if declared by our board of directors out of funds legally available for the purpose, dividends payable in cash in an amount per share (rounded to the nearest cent) equal to 100 times the aggregate per share amount of all dividends or other distributions, including non-cash dividends (payable in kind), declared on our common stock other than a dividend payable in shares of common stock or a subdivision of the outstanding shares of common stock. The rights plan prohibits the issuance of additional rights after the rights separate from our common stock. The rights plan is intended to protect our stockholders in the event of an unfair or coercive offer to acquire us. However, the existence of the rights plan may discourage, delay or prevent a merger or acquisition of us that is not supported by our board of directors.

For additional information about some of these matters, see “Description of Common Stock—Anti-Takeover Considerations and Special Provisions of Delaware Law, our Second Amended and Restated Certificate of Incorporation and our Amended and Restated Bylaws” in the accompanying prospectus.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement and the accompanying prospectus (including the information incorporated by reference) contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Forward-looking statements include statements concerning, among other things, compliance with and availability of our line of credit, our future results of operations, sales expectations, estimates of the number of microturbine units we will be required to ship per quarter to achieve positive cash flow, research and development activities, our ability to develop markets for our products, our ability to produce products on a timely basis in a high quality manner, sources for and costs of component parts, federal, state and local regulations, general business, industry and economic conditions applicable to us, the reliability of our products and their need for maintenance, our ability to be cost competitive, customer satisfaction, the value of using our products, our ability to achieve economies of scale, our ability to penetrate markets and our ability to continue as a going concern. When used in this prospectus supplement, the words “estimates,” “expects,” “anticipates,” “projects,” “plans,” “intends,” “believes,” “should,” “could,” “may” and variations of such words or similar expressions are intended to identify forward-looking statements.  All forward-looking statements, including, without limitation, our examination of historical operation trends, are based upon our current expectations and various assumptions.

There are a number of risks and uncertainties that could cause our actual results to differ materially from the forward-looking statements contained in this prospectus supplement and the accompanying prospectus and the documents incorporated by reference herein, including those risks described above.  We caution you that these factors, as well as the risk factors included and incorporated by reference in this prospectus supplement, may not be exhaustive. Our actual results, performance or achievements could differ materially from the results expressed in, or implied by, these forward-looking statements. We operate in a continually changing business environment, and new risk factors emerge from time to time. We cannot accurately predict such future risk factors, nor can we assess the impact, if any, of such possible future risk factors on our businesses or the extent to which any factor or combination of factors may cause actual results to differ materially from those expressed or implied by any forward-looking statements. You are advised to review any further disclosures we make on related subjects in reports we file with the SEC. All forward-looking statements are based on expectations, assumptions and other facts and circumstances as of the respective dates of the documents in which those forward-looking statements appear and are expressly qualified in their entirety by the cautionary statements included in this prospectus supplement and the accompanying prospectus and the documents incorporated by reference herein. We undertake no obligation to publicly update or revise forward-looking statements, which may be made to reflect events or circumstances after the date made or to reflect the occurrence of unanticipated events.

USE OF PROCEEDS

We estimate that the net proceeds we will receive from the sale of common stock by us in this offering will be approximately $36.8 million (or approximately $42.4 million if the underwriter’s over-allotment option is exercised in full), after deducting the underwriting discounts and commissions and estimated offering expenses payable by us and assuming a total offering size of $40 million.

We currently intend to use the net proceeds from the securities sold by us in the offering to fund product development and for general corporate purposes. While we have estimated the particular uses for the net proceeds of this offering, we cannot specify these uses with certainty. Accordingly, our management will have broad discretion in the application of the net proceeds from this offering, and investors will be relying on the judgment of our management with regard to the use of these net proceeds.  Pending application of the net proceeds, the net proceeds of this offering will be deposited in interest bearing accounts or invested in certificates of deposit, United States government obligations or other short-term debt instruments selected at our discretion.

DILUTION

Our net tangible book value as of December 31, 2009 was approximately $14.1 million, or $0.07 per share of common stock.  Net tangible book value per share represents our total tangible assets as of December 31, 2009 (which excludes goodwill and other intangible assets), less our total liabilities, as of December 31, 2009 divided by the aggregate number of shares of our common stock outstanding as of December 31, 2009.

After giving effect to the assumed sale of the shares of common stock offered hereby as set forth on the cover page of this prospectus supplement, and after deducting underwriting discounts and commissions and other estimated offering expenses payable by us, our pro forma net tangible book value as of December 31, 2009 would be approximately $50.9 million, or $0.22 per share. This represents an immediate increase in pro forma net tangible book value of $0.15 per share to existing stockholders and an immediate dilution of $0.83 per share to investors participating in this offering. The following table illustrates this per share dilution:

Public offering price per share		$1.05
Net tangible book value per share as of December 31, 2009 (unaudited)	$0.07
Increase per share in net tangible book value per share attributable to investors participating in this offering	$0.15
Pro forma net tangible book value per share after the offering		$0.22
Dilution per share to investors participating in this offering		$0.83

The foregoing table does not take into account further dilution to new investors that could occur upon the exercise of outstanding options and warrants having a per share exercise price less than the per share offering price to the public in this offering.  The per share data appearing above is based on 196,659,787 shares of our common stock outstanding as of January 31, 2010.  This number of shares does not include 5,714,284 shares of common stock subject to the underwriter’s over-allotment option and also excludes:

•                  9,224,452 shares of common stock issuable upon the exercise of stock options outstanding as of January 31, 2010, with a weighted-average exercise price of $1.62 per share;

•                  2,757,163 additional shares of common stock reserved for future issuance under our stock incentive plans and our employee stock purchase plans as of January 31, 2010;

•                  16,578,801 shares of common stock issuable upon the exercise of warrants outstanding as of January 31, 2010, with an exercise price of $1.20 per share (subject to adjustment);

•                  7,153,607 shares of common stock issuable upon the exercise of warrants outstanding as of January 31, 2010, with an exercise price of $1.73 per share (subject to adjustment);

•                  3,612,717 shares of common stock issuable upon the exercise of warrants outstanding as of January 31, 2010, with an exercise price of $0.95 per share (subject to adjustment); and

•                  5,780,347 shares of common stock issuable upon the exercise of warrants outstanding as of January 31, 2010, with an exercise price of $1.42 per share (subject to adjustment).

To the extent that outstanding options or warrants are exercised, you will experience further dilution.  In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans.  To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our shareholders.

UNDERWRITING

Under the terms and subject to the conditions in an underwriting agreement dated the date of this prospectus supplement, Lazard Capital Markets LLC, as the sole underwriter, has agreed to purchase, and we have agreed to sell to it, the number of shares of our common stock at the public offering price, less the underwriting discounts and commissions, as set forth on the cover page of this prospectus supplement as indicated below:

Underwriter	Number of Shares
Lazard Capital Markets LLC	38,095,239
Total:	38,095,239

The underwriter is offering the shares of common stock subject to its acceptance of the shares from us and subject to prior sale. The underwriting agreement provides that the obligations of the underwriter to pay for and accept delivery of the shares offered by this prospectus supplement are subject to the approval of certain legal matters by its counsel and to other conditions. The underwriter is obligated to take and pay for all of the shares offered by this prospectus supplement if any such shares are taken.

The underwriter has an option to buy up to 5,714,284 additional shares of common stock from us to cover sales of shares by the underwriter which exceed the number of shares specified in the above table.  The underwriter may exercise this option at any time and from time to time during the 30-day period from the date of this prospectus supplement.  If any additional shares of common stock are purchased, the underwriter will offer the additional shares on the same terms as those on which the shares are being offered.

The underwriter initially proposes to offer the shares of common stock directly to the public at the public offering price listed on the cover page of this prospectus supplement.  After the initial offering of the shares of common stock, the offering price and other selling terms may from time to time be varied by the underwriter.

The underwriting agreement provides that the obligations of the underwriter are subject to certain conditions precedent, including the absence of any material adverse change in our business and the receipt of customary legal opinions, letters and certificates.

Commissions and Discounts

The following table summarizes the public offering price, underwriting discount and commission and proceeds before expenses to us assuming both no exercise and full exercise of the underwriter’s option to purchase additional shares:

		Total
	Per Share	Without Over-Allotment	With Over-Allotment
Public offering price	$1.05000	$40,000,000	$46,000,000
Underwriting discount and commission	$0.06615	$2,520,000	$2,898,000
Proceeds, before expenses, to us	$0.98385	$37,480,000	$43,102,000

The expenses of the offering, not including the underwriting discounts and commissions, are estimated to be $677,500 and are payable by us. We may also reimburse the underwriter for certain fees and legal expenses incurred by it in connection with this offering, not to exceed $125,000. Lazard Frères & Co. LLC referred this transaction to Lazard Capital Markets LLC and will receive a referral fee from Lazard Capital Markets LLC in connection therewith; however, such referral fee is not in addition to the fee paid by us to Lazard Capital Markets LLC described above. We have also agreed to pay Northland Securities, Inc. a financial advisory fee equal to 0.7% of the gross proceeds of this offering which is included in the expense amount above.

Listing on The NASDAQ Global Market

Our common stock is listed on the NASDAQ Global Market under the symbol “CPST.”  Our registrar and transfer agent is BNY Mellon Investor Services LLC.

No Sales of Similar Securities

We, and each of our executive officers and directors, have agreed with Lazard Capital Markets LLC, subject to certain exceptions, not to dispose of or hedge any of our shares of common stock or securities convertible into or exercisable or exchangeable for common stock for 90 days after the date of this prospectus supplement without first obtaining the written consent of Lazard Capital Markets LLC. The 90-day “lock-up” period during which we and our executive officers and directors are restricted from engaging in transactions in our common stock or securities convertible into or exercisable or exchangeable for common stock is subject to extension such that, in the event that either (i) during the last 17 days of the “lock-up” period, we issue an earnings or financial results release or material news or a material event relating to us occurs, or (ii) prior to the expiration of the “lock-up” period, we announce that we will release earnings or financial results during the 16-day period beginning on the last day of the “lock-up” period, then in either case the expiration of the “lock-up” period will be extended until the expiration of the 18-day period beginning on the issuance of the earnings or financial results release or the occurrence of the material news or material event, as applicable, unless Lazard Capital Markets LLC waives, in writing, such an extension. The agreements described above do not prohibit (i) the transfer of shares of common stock or securities convertible into or exercisable or exchangeable for common stock as a bona fide gift if the donees, distributees or transferees of such securities agree in writing to be bound by the terms of the lock-up agreements or (ii) the sale of the number of shares of common stock or securities convertible into or exercisable or exchangeable for common stock necessary to fund the withholding taxes due upon vesting of restricted stock units.

Price Stabilization, Short Positions

In order to facilitate the offering of the shares of common stock, the underwriter may engage in transactions that stabilize, maintain or otherwise affect the price of our common stock. Specifically, the underwriter may sell more shares than it is obligated to purchase under the underwriting agreement, creating a short position. The underwriter must close out any short position by purchasing shares in the open market. A short position may be created if the underwriter is concerned that there may be downward pressure on the price of the common stock in the open market after pricing that could adversely affect investors who purchased in this offering. As an additional means of facilitating this offering, the underwriter may bid for, and purchase, shares of our common stock in the open market to stabilize the price of the common stock. These activities may raise or maintain the market price of our common stock above independent market levels or prevent or slow a decline in the market price of our common stock. The underwriter is not required to engage in these activities, and may end any of these activities at any time.

Indemnification

We have agreed to indemnify the underwriter and Lazard Frères & Co. LLC against certain liabilities, including liabilities under the Securities Act of 1933, as amended, and liabilities arising from breaches of representations and warranties contained in the underwriting agreement. We have also agreed to contribute to payments the underwriter and Lazard Frères & Co. LLC may be required to make in respect of such liabilities.

A prospectus in electronic format may be made available on websites maintained by the underwriter. The underwriter may agree to allocate a number of shares to its online brokerage account holders. Internet distributions will be allocated by the underwriter on the same basis as other allocations.

United Kingdom

This document is only being distributed to and is only directed at (i) persons who are outside the United Kingdom or (ii) to investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, or the Order, or (iii) high net worth entities, and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (e) of the Order (all such persons together being referred to as relevant persons). The shares are only available to, and any invitation, offer or agreement to subscribe, purchase or otherwise acquire such shares will be engaged in only with, relevant persons. Any person who is not a relevant person should not act or rely on this document or any of its contents.

The underwriter has represented and agreed that:

(a)           it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000, or FSMA) received by it in connection with the issue or sale of the shares in circumstances in which Section 21(1) of the FSMA does not apply to us, and

(b)           it has complied with, and will comply with all applicable provisions of FSMA with respect to anything done by it in relation to the shares in, from or otherwise involving the United Kingdom.

European Economic Area

To the extent that the offer of the shares of common stock is made in any Member State of the European Economic Area that has implemented the Prospectus Directive before the date of publication of a prospectus in relation to the shares which has been approved by the competent authority in the Member State in accordance with the Prospectus Directive (or, where appropriate, published in accordance with the Prospectus Directive and notified to the competent authority in the Member State in accordance with the Prospectus Directive), the offer (including any offer pursuant to this document) is only addressed to qualified investors in that Member State within the meaning of the Prospectus Directive or has been or will be made otherwise in circumstances that do not require us to publish a prospectus pursuant to the Prospectus Directive.

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each a Relevant Member State), the underwriter has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State, or the Relevant Implementation Date, it has not made and will not make an offer of shares to the public in that Relevant Member State prior to the publication of a prospectus in relation to the shares which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of shares to the public in that Relevant Member State at any time:

(a)           to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities,

(b)           to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts, or

(c)           in any other circumstances which do not require the publication by us of a prospectus pursuant to Article 3 of the Prospectus Directive. For the purposes of this provision, the expression an “offer of shares to the public” in relation to any shares in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the shares to be offered so as to enable an investor to decide to purchase or subscribe the shares, as the same may be varied in that Relevant Member State by any measure implementing the Prospectus Directive in that Relevant Member State and the expression “Prospectus Directive” means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

The EEA selling restriction is in addition to any other selling restrictions set out below. In relation to each Relevant Member State, each purchaser of shares (other than the underwriters) will be deemed to have represented, acknowledged and agreed that it will not make an offer of shares to the public in any Relevant Member State, except that it may, with effect from and including the date on which the Prospectus Directive is implemented in the Relevant Member State, make an offer of shares to the public in that Relevant Member State at any time in any circumstances which do not require the publication by us of a prospectus pursuant to Article 3 of the Prospectus Directive, provided that such purchaser agrees that it has not and will not make an offer of any shares in reliance or purported reliance on Article 3(2)(b) of the Prospectus Directive. For the purposes of this provision, the expression an “offer of Shares to the public” in relation to any shares in any Relevant Member State has the same meaning as in the preceding paragraph.

LEGAL MATTERS

Waller Lansden Dortch & Davis, LLP, Nashville, Tennessee, will pass upon the validity of the shares of common stock offered by this prospectus supplement on our behalf.  Proskauer Rose LLP, New York, New York, will act as counsel to the underwriter in connection with this offering.

EXPERTS

The consolidated financial statements and the related financial statement schedule as of March 31, 2009 and 2008 and the three years then ended, incorporated in this prospectus supplement by reference from the Company’s Annual Report on Form 10-K, and the effectiveness of the Company’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference (which reports (1) express an unqualified opinion on the consolidated financial statements and financial statement schedule and include explanatory paragraphs relating to the adoption of Financial Accounting Standards Board Interpretation No. 48, “Accounting for Uncertainty in Income Taxes — an interpretation of FASB Statement No. 109,” and (2) express an unqualified opinion on the effectiveness of internal control over financial reporting), and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any materials we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC at the SEC’s website at www.sec.gov.

This prospectus supplement and the accompanying prospectus constitute part of a registration statement on Form S-3 that we filed with the SEC under the Securities Act with respect to the securities offered hereby. As permitted by the rules and regulations of the SEC, this prospectus supplement and the accompanying prospectus omit some of the information, exhibits and undertakings included in the registration statement. You may read and copy the information omitted from this prospectus supplement and the accompanying prospectus but contained in the registration statement, as well as the periodic reports and other information we file with the SEC, at the public reference facilities maintained by the SEC in Washington, D.C.

This prospectus supplement and the accompanying prospectus summarize provisions of contracts and other documents that we refer you to. Since those summaries are not complete and this prospectus supplement and the accompanying prospectus do not contain all the information that you may find important, you should review the full text of those documents. You should rely only on the information contained and incorporated by reference in this prospectus supplement and the accompanying prospectus and any free writing prospectuses we may provide to you in connection with the offering.

INCORPORATION OF DOCUMENTS BY REFERENCE

We are incorporating by reference information we file with the SEC, which means:

•                  incorporated documents are considered part of this prospectus supplement;

•                  we can disclose important information to you by referring you to those documents; and

•                  information that we file later with the SEC automatically will update and supersede information contained in this prospectus supplement.

We are incorporating by reference the following documents, which we have previously filed with the SEC:

(a)           our Annual Report on Form 10-K for the fiscal year ended March 31, 2009;

(b)           our Quarterly Reports on Form 10-Q for the fiscal quarters ended June 30, 2009, September 30, 2009 and December 31, 2009;

(c)           our Current Reports on Form 8-K, filed with the SEC on August 17, 2009, August 27, 2009, September 2, 2009, September 18, 2009, February 5, 2010 and February 19, 2010 (except to the extent any parts of such reports were deemed furnished and not filed in accordance with SEC rules);

(d)           the description of our Common Stock contained in our Registration Statement on Form 8-A, filed with the SEC on June 22, 2000, including any subsequent amendment or report filed for the purpose of amending such description and the description of our Preferred Stock purchase rights contained in our Registration Statement on Form 8-A, filed with the SEC on July 8, 2005, including any subsequent amendment or report filed for the purpose of amending such description; and

(e)           any future filings with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act until all offerings of any securities registered hereby are completed; provided that this prospectus will not incorporate any information we may furnish to the SEC under Item 2.02 or Item 7.01 of Form 8-K.

The information incorporated by reference is deemed to be a part of this prospectus supplement, except for information incorporated by reference that is superseded by information contained in this prospectus supplement or any other document we subsequently file with the SEC that is incorporated or deemed to be incorporated by reference in this prospectus supplement. Likewise, any statement contained in this prospectus supplement, the accompanying prospectus or in a document incorporated or deemed to be incorporated by reference herein will be deemed to have been modified or superseded for purposes of this prospectus supplement and the accompanying prospectus to the extent that any statement contained in this prospectus supplement or any document that we subsequently file with the SEC that is incorporated or deemed to be incorporated by reference herein modifies or supersedes the statement.

You can obtain copies of the documents incorporated by reference in this prospectus supplement but not delivered with this prospectus supplement without charge through our website (www.capstoneturbine.com) as soon as reasonably practicable after we electronically file the material with, or furnish it to, the SEC, or by requesting them in writing or by telephone at the following address.  Information contained on our website is not a part of this prospectus supplement or the accompanying prospectus.

Capstone Turbine Corporation

21211 Nordhoff Street

Chatsworth, California 91311

Attention: Chief Financial Officer

(818) 734-5300

PROSPECTUS

Capstone Turbine Corporation

$150,000,000

Common Stock

Common Stock Warrants

Preferred Stock

Debt Securities

We may from time to time offer, issue and sell, in one or more series, together or separately, the following:

•                  shares of our Common Stock;

•                  warrants to purchase shares of our Common Stock;

•                  shares of our Preferred Stock;

•                  debt securities, which may be either senior debt securities or subordinated debt securities, in each case consisting of notes or other evidence of indebtedness;

•                  rights to purchase the foregoing securities (see “Plan of Distribution”); or

•                  any combination of these securities, individually or as units.

We will offer such securities at an aggregate public offering price of up to $150,000,000, or an equivalent amount in U.S. dollars if any securities are denominated in a currency other than U.S. dollars, on terms determined at the time we offer such securities. We may offer such securities separately or together, in separate classes or series, in amounts, at prices and on terms set forth in an applicable supplement to this prospectus. The applicable prospectus supplement will also contain information about any listing on a securities exchange of the securities covered by such prospectus supplement.

We may sell the securities to one or more underwriters for public offering and sale by them, through agents or dealers, directly to purchasers or through a combination of any of these methods of sale. We reserve the sole right to accept, and together with our agents, dealers and underwriters reserve the right to reject, in whole or in part, any proposed purchase of securities to be made directly or through agents, dealers or underwriters. If any agents, dealers or underwriters are involved in the sale of any of the securities, their names, and any applicable purchase price, fee, commission or discount arrangement between or among them, will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. See “Plan of Distribution.” Our estimated net proceeds from the sale of securities also will be set forth in the relevant prospectus supplement. No securities may be sold without delivery of the applicable prospectus supplement describing the method and terms of the offering of such securities.

Our Common Stock is listed on the Nasdaq Global Market under the symbol “CPST.”

Investing in these securities involves risks. You should carefully review the discussion under the heading “Risk Factors” on page 3 regarding information included and incorporated by reference in the prospectus and the applicable prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.

The date of this prospectus is February 4, 2009.

You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized any person to provide you with information different from or in addition to that contained in this prospectus. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus or any other documents incorporated by reference is accurate only as of the date on the front cover of the applicable document. Our business, financial condition, results of operations and prospects may have changed since that date.

References in this prospectus to “Capstone,” “the Company,” “we,” “us” and “our” refer to Capstone Turbine Corporation, a Delaware corporation, unless the context otherwise requires.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (“SEC”) using a “shelf” registration process. Under this shelf process, we may, from time to time, sell the securities described in this prospectus in one or more offerings up to an aggregate offering price of $150,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering.  The prospectus supplement may also add, update or change information contained in this prospectus. You should read both the prospectus and any prospectus supplement together with the additional information described under the heading “Where You Can Find More Information.”

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus (including the information incorporated by reference) contains “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements include statements concerning, among other things, our future results of operations, research and development activities, sales expectations, our ability to develop markets for our products and to produce products at a pace commensurate with demand, sources for parts, federal, state and local regulations and general business, industry and economic conditions applicable to us. When used in this prospectus, the words “estimates,” “expects,” “anticipates,” “projects,” “plans,” “intends,” “believes,” “should,” “could,” “may” and variations of such words or similar expressions are intended to identify forward-looking statements.  All forward-looking statements, including, without limitation, our examination of historical operation trends, are based upon our current expectations and various assumptions.

There are a number of risks and uncertainties that could cause our actual results to differ materially from the forward-looking statements contained in this prospectus.  Factors that could cause our actual results to differ materially from the forward-looking statements include:

•                  Our operating history is characterized by net losses. We anticipate further losses and we may never become profitable.

•                  We may be unable to fund our future operating requirements, which could force us to curtail our operations.

•                  If we are unable to either substantially improve our operating results or obtain additional financing, we may be unable to continue as a going concern.

•                  A sustainable market for microturbines may never develop or may take longer to develop than we anticipate which would adversely affect our results of operations.

•                  Our operating results are dependent, in large part, upon the successful development and commercialization of our C200 product.  Failure to produce this product and others as scheduled and budgeted would materially and adversely affect our business and financial condition.

•                  We may not be able to effectively manage our growth, expand our production capabilities or improve our operational, financial and management information systems, which would impair our results of operations.

•                  The current global financial crisis may have an impact on our business and financial condition, including some effects we may not be able to predict.

•                  Our suppliers may not supply us with a sufficient amount of components or components of adequate quality or they may provide components at significantly increased prices, and, therefore, we may not be able to produce our products.

•                  Product quality expectations may not be met, causing slower market acceptance and warranty cost exposure.

•                  We operate in a highly competitive market among competitors who have significantly greater resources than we have, and we may not be able to compete effectively.

•                  If we do not effectively implement our sales, marketing and service plans, our sales will not grow and our results of operations will suffer.

•                  We cannot be certain of the future effectiveness of our internal controls over financial reporting or the impact thereof on our operations or the market price of our Common Stock.

•                  We may not be able to retain or develop relationships with original equipment manufacturers or distributors in our targeted markets, in which case our sales would not increase as expected.

•                  A significant customer may not achieve its forecasted sales growth. Also, we may fail to complete the development and commercialization of the C200, in which case this customer would receive a non-exclusive, perpetual, world-wide license to the C200. Additionally, we may incur expenses greater than we anticipate related to the sub-contractor service agreement we have with this customer, thereby adversely affecting our revenue levels and cash flow.

•                  Loss of a significant customer could have a material adverse effect on our results of operations.

•                  We may not be able to develop sufficiently trained applications engineering, installation and service support to serve our targeted markets.

•                  Changes in our product components may require us to replace parts held at distributors and Authorized Service Companies.

•                  We operate in a highly regulated business environment, and changes in regulation could impose significant costs on us or make our products less economical, thereby affecting demand for our microturbines.

•                  Utility companies or governmental entities could place barriers to our entry into the marketplace, and we may not be able to effectively sell our products.

•                  We depend upon the development of new products and enhancements of existing products.

•                  Operational restructuring may result in asset impairment or other unanticipated charges.

•                  We may not achieve production cost reductions necessary to competitively price our product, which would adversely affect our sales.

•                  Commodity market factors impact our costs and availability of materials.

•                  Our products involve a lengthy sales cycle and we may not anticipate sales levels appropriately, which could impair our results of operations.

•                  Potential intellectual property, stockholder or other litigation may adversely impact our business.

•                  Our success depends in significant part upon the continuing service of management and key employees.

•                  Our operations are vulnerable to interruption by fire, earthquake and other events beyond our control.

We caution you that these factors, as well as the risk factors included or incorporated by reference in this prospectus or any prospectus supplement, may not be exhaustive. Our actual results, performance or achievements could differ materially from the results expressed in, or implied by, these forward-looking statements. We operate in a continually changing business environment, and new risk factors emerge from time to time. We cannot predict such new risk factors, nor can we assess the impact, if any, of such new risk factors on our businesses or the extent to which any factor or combination of factors may cause actual results to differ materially from those expressed or implied by any forward-looking statements. You should review any further disclosures we make on related subjects in reports we file with the SEC. All forward-looking statements attributable to us or persons acting on our behalf apply only as of the date of this prospectus and are expressly qualified in their entirety by the cautionary statements included in this prospectus. We undertake no obligation to update publicly or revise forward-looking statements, which may be made to reflect events or circumstances after the date made or to reflect the occurrence of unanticipated events, except as required by applicable securities laws.

RISK FACTORS

An investment in our securities involves a high degree of risk. In addition to the other information included and incorporated by reference in this prospectus, you should carefully review the risk factors and other information included and incorporated by reference in the applicable prospectus supplement when determining whether or not to purchase the securities offered under this prospectus and the applicable prospectus supplement.

THE COMPANY

We develop, manufacture, market and service microturbine technology solutions for use in stationary distributed power generation applications, including cogeneration (combined heat and power), integrated combined heat and power, and combined cooling, heat and power, resource recovery and secure power. In addition, our microturbines can be used as generators for hybrid electric vehicle applications. Microturbines allow customers to produce power on-site with the electric grid or on a stand-alone basis when no utility grid is available. There are several technologies which are used to provide “on-site power generation,” (also called “distributed generation”) such as reciprocating engines, solar power, wind powered systems and fuel cells. For customers who do not have access to the electric utility grid, microturbines can provide clean, on-site power with lower scheduled maintenance intervals and greater fuel flexibility than competing technologies. For customers with access to the electric grid, microturbines can provide an additional source of continuous duty power, thereby providing additional reliability and potential cost savings. With our stand-alone feature, customers can produce their own energy in the event of a power outage and can use the microturbines as their primary source of power for extended periods. Because our microturbines also produce clean, usable heat energy, they can provide economic advantages to customers who can benefit from the use of hot water, air conditioning and direct hot air. Our microturbines are sold primarily through our distributors. We, along with our Authorized Service Companies, install and service the microturbines.  Successful implementation of the microturbine relies on the quality of the microturbine, the ability to sell into appropriate applications, and the quality of the installation and support.

Our principal executive offices are located at 21211 Nordhoff Street, Chatsworth, California 91311 and our telephone number at that address is: (818) 734-5300.  Our web site address is www.capstoneturbine.com.  Information on our web site is not part of this prospectus.

USE OF PROCEEDS

Unless we indicate otherwise in an accompanying prospectus supplement, we intend to use the net proceeds from the sale of the securities offered by this prospectus for general corporate purposes, which may include, but are not limited to, working capital, capital expenditures, acquisitions and repurchases or redemptions of securities.  When particular series of securities are offered, a prospectus supplement related to that offering will set forth our intended use of the net proceeds received from the sale of those securities.  We will have significant discretion in the use of any net proceeds.  The net proceeds may be invested temporarily in short-term marketable securities or applied to repay indebtedness outstanding at that time until they are used for their stated purpose.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our consolidated ratio of earnings to fixed charges for the periods indicated:

	Fiscal Year Ended March 31,					Six Months Ended
	2004	2005	2006	2007	2008	September 30, 2008
Ratio of earnings to fixed charges (1)	N/A	N/A	N/A	N/A	N/A	N/A
Ratio of combined fixed charges and preference dividends to earnings (1)	N/A	N/A	N/A	N/A	N/A	N/A

(1)                                  For the fiscal years ended March 31, 2004, 2005, 2006, 2007 and 2008 and the six months ended September 30, 2008 our earnings were inadequate to cover fixed charges.  The coverage deficiencies were $47.7 million, $39.4 million, $47.1 million, $36.7 million, $36.1 million and $19.7 million, respectively.

For purposes of calculating the ratios of earnings to fixed charges, (i) fixed charges consist of interest expensed and capitalized, amortized premiums, discounts and capitalized expenses related to indebtedness, and an estimate of the interest within rental expense; and (ii) earnings consist of pre-tax income from operations and fixed charges (excluding capitalized interest).

GENERAL DESCRIPTION OF SECURITIES WE MAY SELL

We, directly or through agents, dealers or underwriters that we may designate, may offer and sell, from time to time, up to $150,000,000 (or the equivalent in one or more foreign currency units) aggregate initial offering price of:

•                  shares of our Common Stock;

•                  warrants to purchase shares of our Common Stock;

•                  shares of our Preferred Stock;

•                  debt securities, which may be either senior debt securities or subordinated debt securities, in each case consisting of notes or other evidence of indebtedness;

•                  rights to purchase the foregoing securities (see “Plan of Distribution”); or

•                  any combination of these securities, individually or as units.

We may offer and sell these securities either separately or together as units consisting of one or more of these securities, each on terms to be determined at the time of the offering. We may issue debt securities and/or Preferred Stock that are exchangeable for and/or convertible into Common Stock or any of the other securities that may be sold under this prospectus.  When particular securities are offered, a supplement to this prospectus will be delivered with this prospectus, which will describe the terms of the offering and sale of the offered securities.

DESCRIPTION OF COMMON STOCK

Our authorized capital stock consists of 415,000,000 shares of Common Stock, $0.001 par value.  As of November 30, 2008, there were 173,797,520 shares of our Common Stock outstanding.

This section summarizes the general terms of the Common Stock that we may offer.  A prospectus supplement relating to the Common Stock offered will state the number of shares offered, the initial offering price and the market price, dividend information and any other relevant information. The summaries in this section and the prospectus supplement do not describe every aspect of the Common Stock. When evaluating the Common Stock, you should also refer to our Second Amended and Restated Certificate of Incorporation, our Amended and Restated Bylaws and the General Corporation Law of the State of Delaware (“DGCL”).

Terms of the Common Stock

The holders of our Common Stock are entitled to receive ratably, from funds legally available for the payment thereof, dividends when and as declared by resolution of our board of directors, subject to any preferential dividend rights granted to the holders of any outstanding series of Preferred Stock.  We currently intend to retain any earnings if and when we become profitable for use in our business and, therefore, we do not anticipate paying any cash dividends in the foreseeable future. We have never declared or paid any cash dividends on our capital stock. In the future, the decision to pay any cash dividends will depend upon our results of operations, financial condition and capital expenditure plans, as well as such other factors as our board of directors, in its sole discretion, may consider relevant. In the event of our liquidation or dissolution, holders of our Common Stock are entitled to share equally in all assets remaining after payment of liabilities and the liquidation preference of any outstanding series of Preferred Stock.  The holders of our Common Stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders. Cumulative voting for directors is not permitted, which means the holder or holders of more than one-half of the shares voting for the election of directors can elect all of the directors then being elected.  Our board of directors is not divided into classes.  Our second amended and restated certificate of incorporation and amended and restated bylaws contain no provisions that would require greater than a majority of stockholders to approve mergers, consolidations, sales of a substantial amount of assets, or other similar transactions. Our Common Stockholders do not have preemptive rights to purchase shares of our Common Stock. The issued and outstanding shares of our Common Stock are not subject to any redemption provisions and are not convertible into any other shares of our capital stock. All outstanding shares of our Common Stock are, and any shares of Common Stock issued will be, upon payment therefor, fully paid and nonassessable, which means that holders of our Common Stock will have paid their purchase price in full and we may not require them to pay additional funds.  The rights, preferences and privileges of holders of our Common Stock are subject to those of the holders of any Preferred Stock that we may issue in the future.

Anti-Takeover Considerations and Special Provisions of Delaware Law, our Second Amended and Restated Certificate of Incorporation and our Amended and Restated Bylaws

Stockholder Rights Plan

On July 7, 2005, we entered into a rights agreement with BNY Mellon Investor Services LLC, as rights agent.  In connection with the rights agreement, our board of directors authorized and declared a dividend distribution of one Preferred Stock purchase right for each share of our Common Stock authorized and outstanding at the close of business on July 18, 2005.  Each right entitles the registered holder to purchase from us a unit consisting of one one-hundredth of a share of Series A Junior Participating Preferred Stock, par value $0.001 per share, at a purchase price of $10.00 per unit, subject to adjustment.  The description and terms of the rights are set forth in the rights agreement.  The rights are attached to all Common Stock certificates.  Subject to certain exceptions specified in the rights agreement, the rights will separate from the Common Stock and will be exercisable upon the earlier of (i) 10 days following a public announcement that a person or group of affiliated or associated persons (the “Acquiring Person”) has acquired, or obtained the right to acquire, beneficial ownership of 20% or more of the outstanding shares of Common Stock, other than as a result of repurchases of stock by the Company or certain inadvertent actions by institutional or certain other stockholders, or (ii) 10 days (or such later date as our board of directors shall determine) following the commencement of a tender offer or exchange offer (other than certain permitted offers described in the rights agreement) that would result in a person or group beneficially owning 20% or more of the outstanding shares of our Common Stock.

In the event we receive a qualifying offer (that has not been terminated prior thereto and which continues to be a qualifying offer), stockholders representing at least 10% of the shares of Common Stock then outstanding may request that the board of directors call a special meeting of stockholders to vote to exempt the qualifying offer from the operation of the rights agreement not earlier than 90, nor later than 120, business days following the commencement of such offer. The board of directors must then call and hold such a meeting to vote on exempting such offer from the terms of the rights agreement within the 90th business day following receipt of the stockholder demand for the meeting; provided that such period may be extended if, prior to the vote, we enter into an agreement (that is conditioned on the approval by the holders of not less than a majority of the outstanding shares of Common Stock) with respect to a merger, recapitalization, share exchange or a similar transaction involving the Company or the direct or indirect acquisition of more than 50% of our consolidated total assets, until the time of the meeting at which the stockholders will be asked to vote on such agreement. If no Acquiring Person has emerged, the offer continues to be a qualifying offer and stockholders representing at least a majority of the shares of Common Stock represented at the meeting at which a quorum is present vote in favor of redeeming the rights, then such qualifying offer shall be deemed exempt from the rights agreement on the date that the vote results are certified. If no Acquiring Person has emerged and no special meeting is held by the date required, the rights will be redeemed, without the need for action by the board of directors, at the close of business on the tenth business day following that date.

The rights expire on July 18, 2015, unless such date is extended or the rights are earlier redeemed or exchanged by us (including by virtue of the “sunset provision”).  Pursuant to the “sunset provision,” the rights agreement will expire on the 30th day after the 2011 annual meeting of stockholders unless continuation of the rights agreement is approved by the stockholders at that meeting.

The rights are intended to protect our stockholders in the event of an unfair or coercive offer to acquire the Company.  The rights, however, should not affect any prospective offeror willing to make an offer at a fair price and otherwise in the best interests of the Company and its stockholders, as determined by the board of directors.  The rights should also not interfere with any merger or other business combination approved by the board of directors.

Delaware Anti-Takeover Law

We are subject to the provisions of Section 203 of the DGCL, which regulates corporate takeovers.  This section prevents Delaware corporations, under certain circumstances, from engaging in a “business combination” with:

•                  a stockholder who owns 15% or more of our outstanding voting stock (otherwise known as an interested stockholder);

•                  an affiliate of an interested stockholder; or

•                  an associate of an interested stockholder,

for three years following the date that the stockholder became an interested stockholder.

Section 203 of the DGCL defines “business combination” to include:

•                  any merger or consolidation involving the corporation and the interested stockholder;

•                  any sale, transfer, pledge or other disposition of 10% or more of the assets of the corporation involving the interested stockholder;

•                  subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

•                  any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; or

•                  the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

However, the above provisions of Section 203 do not apply if:

•                  our board of directors approves the transaction that made the stockholder an interested stockholder, prior to the date of that transaction;

•                  upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, that stockholder owned at least 85% of our voting stock outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding shares owned by persons who are directors and also officers; or

•                  on or subsequent to the date of the transaction, the business combination is approved by our board of directors and authorized at a meeting of our stockholders by an affirmative vote of at least two-thirds of the outstanding voting stock not owned by the interested stockholder.

This statute could prohibit or delay mergers or other change in control attempts, and thus may discourage attempts to acquire us.

Second Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws

A number of provisions of our second amended and restated certificate of incorporation and our amended and restated bylaws concern matters of corporate governance and the rights of our stockholders.  Provisions that grant our board of directors the ability to issue shares of Preferred Stock and to set the voting rights, preferences and other terms thereof may discourage takeover attempts that are not first approved by our board of directors, including takeovers that may be considered by some stockholders to be in their best interests, such as those attempts that might result in a premium over the market price for the shares held by stockholders.  Certain provisions could delay or impede the removal of incumbent directors even if such removal would be beneficial to our stockholders.  These provisions also could discourage or make more difficult a merger, tender offer or proxy contest, even if they could be favorable to the interests of stockholders, and could potentially depress the market price of our Common Stock.  Our board of directors believes that these provisions are appropriate to protect our interests and the interests of our stockholders.

Meetings of and Actions by Stockholders.  Our amended and restated bylaws provide that annual meetings of our stockholders may take place at the time and place designated by our board of directors.  A special meeting of our stockholders may be called at any time by the chairman of the board of directors, or by a majority of the directors or by a committee of the board of directors that has been granted the power to call such meetings.  Stockholders may take action only at a regular or special meeting of stockholders and not by written consent without a meeting.

Cumulative Voting.  Our amended and restated bylaws expressly deny stockholders the right to cumulative voting in the election of directors.

Advance Notice Requirements for Stockholder Proposals and Director Nominations.  Our amended and restated bylaws provide that stockholders seeking to bring business before an annual meeting of stockholders or to nominate candidates for election as directors at an annual meeting of stockholders must provide timely notice in writing.  To be timely, a stockholder’s notice must be delivered to our principal executive offices not less than 120 days prior to the first anniversary of the date Capstone’s proxy statement was released to security holders in connection with the preceding year’s annual meeting.  If no annual meeting was held in the previous year or the date of the annual meeting has been changed by more than 30 days from the date contemplated at the time of the previous year’s proxy statement, notice by the stockholder in order to be timely must be received by Capstone no later than the close of business on the tenth day following the day on which notice of the date of the meeting was mailed or public announcement of the date the meeting was made, whichever comes first.  Our amended and restated bylaws also specify requirements as to the form and content of a stockholder’s notice.  These provisions may preclude stockholders from bringing matters before an annual meeting of stockholders or from making nominations for directors at an annual meeting of stockholders.

Filling of Board Vacancies.  Our second amended and restated certificate of incorporation and our amended and restated bylaws provide that vacancies in the board of directors may be filled until the next annual meeting of stockholders by a majority of the directors remaining in office, even though that number may be less than a quorum of the board of directors, or by a sole remaining director.

Amendment of the Certificate of Incorporation.  Our second amended and restated certificate of incorporation may be amended, altered, changed or repealed in the manner prescribed by the DGCL.  However, no amendment, alteration, change or repeal may be made with respect to Article V (amendment of the bylaws by the stockholders), Article VI (number of directors), Article VII (term of office of directors after an increase or decrease in the number of directors), Article IX (action by stockholders), Article X (calling of special meetings of the stockholders) or Article XI (amending the second amended and restated certificate of incorporation) without the affirmative vote of the holders of at least sixty-six and two-thirds percent (66-2/3%) of the outstanding voting stock of the corporation, voting together as a single class.

Amendment of the Bylaws.  Our amended and restated bylaws may be rescinded, altered, amended or repealed, and new bylaws may be made (i) by the board of directors, by vote of a majority of the number of directors then in office as directors, acting at any meeting of the board of directors, or (ii) by the stockholders, by the affirmative vote of the holders of sixty-six and two-thirds percent (66-2/3%) of the outstanding voting stock of the corporation, voting together as a single class, at any annual or special meeting of stockholders, provided that notice of such proposed amendment, modification, repeal or adoption is given in the notice of the annual or special meeting.  The bylaws can only be amended if such amendment would not conflict with the certificate of incorporation. Any bylaw made or altered by the requisite number of stockholders may be altered or repealed by the board of directors or by the requisite number of stockholders.

Limitations on Liability and Indemnification of Officers and Directors

We have adopted provisions in our second amended and restated certificate of incorporation and amended and restated bylaws which require us, to the fullest extent permitted by the DGCL, to indemnify all directors and officers of Capstone against any liability and to advance indemnification expenses on behalf of all directors and officers of Capstone. In addition, our amended and restated bylaws provide that we may, at the discretion of the board of directors, indemnify any person who is a party to any threatened, pending or completed action, suit or proceeding or threatened to be made such a party by reason of the fact that such person is or was an employee or agent of Capstone or is or was serving at Capstone’s request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. To the full extent permitted by law, the indemnification provided under the amended and restated bylaws shall include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement, and, in the manner provided by law, any such expenses may be paid by Capstone in advance of the final disposition of such action, suit or proceeding. The indemnification provided under the amended and restated bylaws shall not be deemed to limit our right to indemnify any other person for any such expenses to the full extent permitted by law, nor shall it be deemed exclusive of any other rights to which any person seeking indemnification from Capstone may be entitled under any agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

The second amended and restated certificate of incorporation further requires us to limit, to the fullest extent permitted by the DGCL, the liability for monetary damages of directors of Capstone for actions or inactions taken by them as directors. Our second amended and restated certificate of incorporation and amended and restated bylaws also empower us, to the fullest extent permitted by the DGCL, to purchase and maintain insurance on behalf of any such person against any liability which may be asserted.

The limitation of liability and indemnification provisions in our second amended and restated certificate of incorporation and amended and restated bylaws may discourage stockholders from bringing a lawsuit against directors for breaches of their fiduciary duty. They may also have the effect of reducing the likelihood of derivative litigation against directors and officers, even though an action of this kind, if successful, might otherwise benefit us and our stockholders. Furthermore, a stockholder’s investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions. However, we believe that these indemnification provisions are necessary to attract and retain qualified directors and officers.

Transfer Agent and Registrar

BNY Mellon Investor Services LLC is the transfer agent and registrar for our Common Stock.

DESCRIPTION OF COMMON STOCK WARRANTS

We may issue warrants for the purchase of Common Stock. Common Stock warrants may be issued independently or together with any other securities pursuant to any prospectus supplement and may be attached to or separate from such securities. Each series of Common Stock warrants will be issued under a separate warrant agreement between us and the warrant recipient or, if the recipients are numerous, a warrant agent identified in the applicable prospectus supplement. The warrant agent, if engaged, will act solely as our agent in connection with the Common Stock warrants of such series and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of Common Stock warrants. Further terms of the Common Stock warrants and the applicable warrant agreements will be set forth in the prospectus supplement.

The applicable prospectus supplement will describe the terms of any Common Stock warrants in respect of which this prospectus is being delivered, including, where applicable, the following:

•                  the title of such Common Stock warrants;

•                  the aggregate number of such Common Stock warrants;

•                  the price or prices at which such Common Stock warrants will be issued;

•                  the designation, number and terms of the shares of Common Stock purchasable upon exercise of such Common Stock warrants;

•                  the date, if any, on and after which such Common Stock warrants and the related Common Stock will be separately transferable;

•                  the price at which each share of Common Stock purchasable upon exercise of such Common Stock warrants may be purchased;

•                  the minimum or maximum amount of such Common Stock warrants that may be exercised at any one time;

•                  any provisions for adjustment of the number or amount of shares of Common Stock receivable upon exercise of the Common Stock warrants or the exercise price of the Common Stock warrants;

•                  the dates or periods during which the Common Stock warrants are exercisable;

•                  the designation and terms of any securities with which the Common Stock warrants are issued;

•                  the rights, if any, we have to redeem the Common Stock warrants;

•                  if the exercise price is not payable in U.S. dollars, the foreign currency, currency unit or composite currency in which the exercise price is denominated;

•                  any terms, procedures and limitations relating to the transferability, exchange or exercise of the Common Stock warrants;

•                  the name of the warrant agent;

•                  information with respect to book-entry procedures, if any;

•                  a discussion of certain federal income tax considerations applicable to the Common Stock warrants; and

•                  any other material terms of such Common Stock warrants.

Each Common Stock warrant will entitle the holder of warrants to purchase the number of shares of Common Stock at the exercise price stated or determinable in the prospectus supplement for the Common Stock warrants. Common Stock warrants may be exercised at any time up to the close of business on the expiration date shown in the applicable prospectus supplement, unless otherwise specified in such prospectus supplement.  After the close of business on the expiration date, unexercised Common Stock warrants will become void.  Common Stock warrants may be exercised as described in the applicable prospectus supplement. When the warrant holder makes the payment and properly completes, signs and delivers the warrant agreement and notice of exercise at the corporate trust office of the warrant agent or any other office indicated in a prospectus supplement, we will, as soon as possible, forward the shares of Common Stock that the warrant holder has purchased. If the warrant holder exercises the Common Stock warrant for less than all of the shares of Common Stock represented by the warrant, we will issue a new warrant to purchase the remaining shares of Common Stock.

You should review the section captioned “Description of Common Stock” for a general description of the Common Stock that may be issued upon the exercise of the Common Stock warrants.

DESCRIPTION OF PREFERRED STOCK

General

We are authorized to issue 10,000,000 shares of Preferred Stock, and no shares of Preferred Stock are currently issued and outstanding.  Our Preferred Stock may be issued from time to time, in one or more series, each series to be appropriately designated by a distinguishing letter or title, prior to the issue of any shares of Preferred Stock.

The following description of Preferred Stock sets forth some of the general terms and provisions of the Preferred Stock that may be specified in any prospectus supplement. Certain other terms of any series of Preferred Stock (which terms may be different than those stated below) will be described in the prospectus supplement to which such series relates. The statements below describing the Preferred Stock are in all respects subject to and qualified in their entirety by reference to the applicable provisions of the prospectus supplement, our Second Amended and Restated Certificate of Incorporation (including the amendment describing the designations, rights, and preferences of each series of Preferred Stock) and amended and restated bylaws.

Subject to limitations prescribed by the DGCL and our second amended and restated certificate of incorporation, our board of directors is authorized to fix or alter the dividend rights, dividend rate, conversion rights, voting rights, rights and terms of redemption (including sinking fund provisions, if any), the redemption price or prices, the liquidation preferences, any other designations, preferences and relative, participating, optional or other special rights, and any qualifications, limitations or restrictions of any series of Preferred Stock, and the number of shares constituting any such series and the designation thereof. The Preferred Stock will, when issued, be fully paid and nonassessable and will have no preemptive rights.

The applicable prospectus supplement will contain the specific terms relating to the Preferred Stock being offered, including:

•                  the title and stated value of such Preferred Stock;

•                  the number of shares of such Preferred Stock offered, the liquidation preference per share and the offering price of such Preferred Stock;

•                  the dividend rate or rate(s), period(s) or method of calculating the rates and the dates on which dividends will be payable applicable to such Preferred Stock;

•                  whether dividends will be cumulative or noncumulative, and, if cumulative, the date from which dividends on such Preferred Stock shall accumulate, if applicable;

•                  the provision for a sinking fund, if any, and the provisions for redemption, if applicable, of such Preferred Stock;

•                  any listing of such Preferred Stock on any securities exchange;

•                  the terms and conditions, if applicable, upon which such Preferred Stock will be convertible into our Common Stock, including the conversion price (or manner of calculating the conversion price) and the conversion period;

•                  the terms and conditions, if applicable, upon which the Preferred Stock being offered will be exchangeable for debt securities, including the exchange price, or the manner of calculating the exchange price, and the exchange period;

•                  the voting rights, if any, of the holders of shares of the Preferred Stock being offered;

•                  a discussion of certain federal income tax considerations applicable to such Preferred Stock;

•                  the relative ranking and preferences of such Preferred Stock as to dividend rights and rights upon our liquidation, dissolution or winding up of affairs;

•                  any limitations on issuance of any class or series of Preferred Stock ranking senior to or on a parity with such series of Preferred Stock as to dividend rights and rights upon liquidation, dissolution or winding up of affairs;

•                  any limitations on our ability to take certain actions without the consent of a specified number of holders of Preferred Stock; and

•                  any other additional material terms, preferences, rights, qualifications limitations or restrictions of such Preferred Stock.

Ranking

Unless otherwise specified in the prospectus supplement, the Preferred Stock will, with respect to dividend rights and rights upon our liquidation, dissolution or winding up, rank:

•                  senior to all existing and future classes or series of Common Stock, and to all equity securities and any future series of Preferred Stock ranking junior to such Preferred Stock;

•                  on a parity with all equity securities the terms of which specifically provide that such equity securities rank on a parity with the Preferred Stock; and

•                  junior to all equity securities the terms of which specifically provide that such equity securities rank senior to the Preferred Stock.

Dividends

Holders of Preferred Stock of each series shall be entitled to receive, when, as and if declared by our board of directors, out of our assets legally available for payment, cash dividends (or dividends in additional shares of Preferred Stock or in other property if expressly permitted and described in the applicable prospectus supplement) at the rates and on the dates set forth in the applicable prospectus supplement. Dividend rates may be fixed or variable or both. Different series of Preferred Stock may be entitled to dividends at different dividend rates or based upon different methods of determination. Each dividend shall be payable to holders of record as they appear on our stock transfer books on such record dates as shall be fixed by the board of directors.

Dividends on any series of Preferred Stock may be cumulative or non-cumulative, as provided in the applicable prospectus supplement. Dividends, if cumulative, will be cumulative from and after the date set forth in the prospectus supplement. If the board of directors fails to declare a dividend payable on a dividend payment date on any series of Preferred Stock for which dividends are non-cumulative, then the holders of such series of Preferred Stock will have no right to receive a dividend in respect of the dividend period ending on such dividend payment date, and we will have no obligation to pay the dividend accrued for such period, whether or not dividends on such series are declared payable on any future dividend payment date.

Unless otherwise specified in the applicable prospectus supplement, if any Preferred Stock of any series is outstanding, no full dividends shall be declared or paid or set apart for payment on the Preferred Stock of any other series ranking, as to dividends, on a parity with or junior to the Preferred Stock of such series for any period unless full dividends (which include all unpaid dividends in the case of cumulative dividend Preferred Stock) have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for such payment on the Preferred Stock of such series.

When dividends are not paid in full (or a sum sufficient for such full payment is not so set apart) upon the Preferred Stock of any series and the shares of any other series of Preferred Stock ranking on a parity as to dividends with the Preferred Stock of such series, all dividends declared upon shares of Preferred Stock of such series and any other series of Preferred Stock ranking on a parity as to dividends with such Preferred Stock shall be declared pro rata among the holders of such series, so that the amount of dividends declared per share on that series of Preferred Stock and on each other series of Preferred Stock having the same rank as that series of Preferred Stock will bear the same ratio to each other that accrued dividends per share on that series of Preferred Stock and the other series of Preferred Stock bear to each other. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on Preferred Stock of such series which may be in arrears.

Until required dividends are paid, no dividends (other than in Common Stock or other capital stock ranking junior to the Preferred Stock of such series as to dividends and upon liquidation) shall be declared or paid or set aside for payment or other distribution shall be declared or made upon the Common Stock or any other capital stock ranking junior to or on a parity with the Preferred Stock of such series as to dividends or upon liquidation. In addition, no Common Stock or any other capital stock ranking junior to or on a parity with the Preferred Stock of such series as to dividends or upon liquidation shall be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any shares of any such stock) by us (except by conversion into or exchange for other capital stock ranking junior to the Preferred Stock of such series as to dividends and upon liquidation).

Any dividend payment made of a series of Preferred Stock shall first be credited against the earliest accrued but unpaid dividend due with respect to shares of Preferred Stock of such series which remains payable.

Redemption

If so provided in the applicable prospectus supplement, any series of Preferred Stock may be subject to mandatory redemption or redemption at our option, as a whole or in part, in each case upon the terms, at the times and at the redemption prices set forth in such prospectus supplement.

The prospectus supplement relating to a series of Preferred Stock that is subject to redemption will specify the number of shares of such Preferred Stock that we shall redeem in each year commencing after a date to be specified, at a redemption price per share to be specified, together with an amount equal to all accrued and unpaid dividends thereon (which shall not, if such Preferred Stock does not have a cumulative dividend, include any accumulation in respect of unpaid dividends for prior dividend periods) to the date of redemption. We may pay the redemption price in cash, stock or other securities of third parties, or other property, as specified in the prospectus supplement. If the redemption price for Preferred Stock of any series is payable only from the net proceeds of our issuance of capital stock, the terms of such Preferred Stock may provide that, if no such capital stock shall have been issued or to the extent the net proceeds from any issuance are insufficient to pay in full the aggregate redemption price then due, such Preferred Stock shall automatically be converted into shares of the applicable capital stock pursuant to conversion provisions specified in the applicable prospectus supplement.

So long as any dividends on any series of Preferred Stock ranking on a parity as to dividends and distributions of assets with such series of the Preferred Stock are in arrears, no shares of any such series of the Preferred Stock will be redeemed (whether by mandatory or optional redemption) unless all such shares are simultaneously redeemed, and we will not purchase or otherwise acquire any such shares. Unless the full cumulative dividends on all outstanding shares of any cumulative Preferred Stock of such series and any other stock of Capstone ranking on a parity with such series as to dividends and upon liquidation shall have been paid or contemporaneously are declared and paid for all past dividend periods, we shall not purchase or otherwise acquire directly or indirectly any Preferred Stock of such series (except by conversion into or exchange for stock ranking junior to the Preferred Stock of such series as to dividends and upon liquidation). However, this will not prevent the purchase or acquisition of such Preferred Stock pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding shares of Preferred Stock of such series.

If we are to redeem fewer than all of the outstanding Preferred Stock of any series, whether by mandatory or optional redemption, our board of directors will determine the number of shares to be redeemed and the method for selecting shares to be redeemed, which may be by lot or pro rata from the holders of record of such shares in proportion to the number of such shares held by such holders (with adjustments to avoid redemption of fractional shares) or any other equitable method determined by us that will not result in the issuance of any excess shares.

We will mail a notice of redemption at least 30 days but not more than 60 days before the redemption date to each holder of record of Preferred Stock of any series to be redeemed. If notice of redemption of any Preferred Stock has been given and we have set aside the funds necessary for such redemption in trust for the benefit of the holders of any Preferred Stock so called for redemption, then from and after the redemption date, dividends will cease to accrue on shares of Preferred Stock called for redemption, such Preferred Stock shall no longer be deemed outstanding and all rights of the holders of such shares will terminate, except the right to receive the redemption price (without interest).

Liquidation Preference

Upon any voluntary or involuntary liquidation, dissolution or winding up of our affairs, after distributions or payment to holders of any equity securities ranking senior to such series of Preferred Stock, before any distribution or payment shall be made to the holders of Common Stock, or any other class or series of our capital stock ranking junior to a series of the Preferred Stock in the distribution of assets upon any liquidation, dissolution or winding up, the holders of such series of Preferred Stock will be entitled to receive out of our assets legally available for distribution to stockholders liquidating distributions in the amount of the liquidation preference per share (set forth in the applicable prospectus supplement), plus an amount equal to all dividends accrued and unpaid thereon (which shall not include any accumulation in respect of unpaid dividends for prior dividend periods if such Preferred Stock does not have a cumulative dividend). After payment of the full amount of the liquidating distributions to which they are entitled, the holders of Preferred Stock will have no right or claim to any of our remaining assets. In the event that, upon any such voluntary or involuntary liquidation, dissolution or winding up, our legally available assets are insufficient to pay the amount of the liquidating distributions on all outstanding Preferred Stock and the corresponding amounts payable on all shares of other classes or series of capital stock ranking on a parity with the Preferred Stock in the distribution of assets upon liquidation, dissolution or winding up, then the holders of the Preferred Stock and all other such classes or series of capital stock shall share ratably in any such distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled.

If liquidating distributions have been made in full to all holders of Preferred Stock, our remaining assets shall be distributed among the holders of any other classes or series of capital stock ranking junior to the Preferred Stock upon liquidation, dissolution or winding up, according to their respective rights and preferences and in each case according to their respective number of shares. After the holders of each series of Preferred Stock having the same rank are paid in full, they will have no right or claim to any of our remaining assets.

Voting Rights

Holders of Preferred Stock may have voting rights as are set forth below or as otherwise from time to time required by law or as indicated in the applicable prospectus supplement.

Unless otherwise indicated in the prospectus supplement, if we issue full shares of any series of Preferred Stock, each share will be entitled to one vote on matters on which holders of that series of Preferred Stock are entitled to vote.  The voting power of that series will depend on the number of shares in that series of Preferred Stock and not on the aggregate liquidation preference or initial offering price of the shares of that series. Unless otherwise indicated in a prospectus supplement, holders of our Preferred Stock do not vote on matters submitted for a vote of our common shareholders.

Any series of Preferred Stock may provide that, so long as any shares of such series remain outstanding, the holders of such series may vote as a separate class on certain specified matters, which may include changes in our capitalization, amendments to our second amended and restated certificate of incorporation, our amended and restated bylaws and mergers and dispositions. The foregoing voting provisions may not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding shares of such series of Preferred Stock shall have been redeemed or called for redemption upon proper notice and sufficient funds shall have been irrevocably deposited in trust to effect such redemption.

The provisions of a series of Preferred Stock may provide for additional rights, remedies, and privileges if dividends on such series are in arrears for specified periods, which rights and privileges will be described in the applicable prospectus supplement.

Conversion Rights

The terms and conditions, if any, upon which shares of any series of Preferred Stock are convertible into Common Stock will be set forth in the prospectus supplement relating thereto. Such terms will include the number of shares of Common Stock or any other series of Preferred Stock or other securities or property into which the Preferred Stock is convertible, the conversion price (or manner of calculation thereof), the conversion period, provisions as to whether conversion will be at the option of the holders of the Preferred Stock or us, the events requiring an adjustment of the conversion price and provisions affecting conversion in the event of the redemption of such Preferred Stock.

Permanent Global Preferred Securities

A series of Preferred Stock may be issued in whole or in part in the form of one or more global securities that will be deposited with a depositary or its nominee identified in the related prospectus supplement.  For most series of Preferred Stock, the depositary will be The Depository Trust Company.  A global security may not be transferred except as a whole to the depositary, a nominee of the depositary or their successors unless it is exchanged in whole or in part for Preferred Stock in individually certificated form. Any additional terms of the depositary arrangement with respect to any series of Preferred Stock and the rights of and limitations on owners of beneficial interests in a global security representing a series of Preferred Stock may be described in the related prospectus supplement.

DESCRIPTION OF DEBT SECURITIES

We may issue, from time to time, debt securities in one or more series that will consist of either our senior debt or our subordinated debt under one or more trust indentures to be executed by us and a specified trustee. The terms of the debt securities will include those stated in the indenture and those made a part of the indenture (before any supplements) by reference to the Trust Indenture Act of 1939. The indentures will be qualified under the Trust Indenture Act. Debt securities, whether senior or subordinated, may be issued as convertible debt securities or exchangeable debt securities.

The following description sets forth certain anticipated general terms and provisions of the debt securities to which any prospectus supplement may relate. The particular terms of the debt securities offered by any prospectus supplement (which terms may be different than those stated below) and the extent, if any, to which such general provisions may apply to the debt securities so offered will be described in the prospectus supplement relating to such debt securities. Accordingly, for a description of the terms of a particular issue of debt securities, investors should review both the prospectus supplement relating thereto and the following description. Forms of the senior indenture (as discussed herein) and the subordinated indenture (as discussed herein) are included as exhibits to the registration statement of which this prospectus is a part.

General

The debt securities will be our direct obligations and may be either senior debt securities or subordinated debt securities. The indebtedness represented by subordinated securities will be subordinated in right of payment to the prior payment in full of our senior debt (as defined in the applicable indenture). Senior securities and subordinated securities will be issued pursuant to separate indentures (respectively, a senior indenture and a subordinated indenture), in each case between us and a trustee. Debt securities issued by us will be structurally subordinated to all indebtedness and other liabilities of our subsidiaries, except to the extent any such subsidiary guarantees or is otherwise obligated to make payment on such debt securities.

Except as set forth in the applicable indenture and described in a prospectus supplement relating thereto, the debt securities may be issued without limit as to aggregate principal amount, in one or more series, secured or unsecured, in each case as established from time to time in or pursuant to authority granted by a resolution of our board of directors or as established in the applicable indenture. All debt securities of one series need not be issued at the time and, unless otherwise provided, a series may be reopened, without the consent of the holders of the debt securities of such series, for issuance of additional debt securities of such series. The indentures provide that we may issue debt securities in any currency or currency unit designated by us.  Except for the limitations on consolidation, merger and sale of all or substantially all of our assets contained in the indentures, the terms of the indentures do not contain any covenants or other provisions designed to afford holders of any debt securities protection with respect to our operations, financial condition or transactions involving us.

The prospectus supplement relating to any series of debt securities being offered will contain the specific terms thereof, including, without limitation:

•                  the title of such debt securities and whether such debt securities are senior securities or subordinated securities and the terms of any such subordination;

•                  the aggregate principal amount of such debt securities and any limit on such aggregate principal amount;

•                  the percentage of the principal amount at which such debt securities will be issued and, if other than the principal amount thereof, the portion of the principal amount thereof payable upon declaration of acceleration of the maturity thereof, or (if applicable) the portion of the principal amount of such debt securities which is convertible into Common Stock or Preferred Stock, or the method by which any such portion shall be determined;

•                  the date or dates, or the method for determining the date or dates, on which the principal of such debt securities will be payable;

•                  the rate or rates (which may be fixed or variable), or the method by which the rate or rates shall be determined, at which such debt securities will bear interest, if any;

•                  the date or dates, or the method for determining such date or dates, from which any interest will accrue, the interest payment dates on which any such interest will be payable, the regular record dates for such interest payment dates, or the method by which any such date shall be determined, the person to whom such interest shall be payable, and the basis upon which interest shall be calculated if other than that of a 360-day year of twelve 30-day months;

•                  the right, if any, to extend the interest payment periods and the duration of the extensions;

•                  the place or places where the principal of (and premium, if any) and interest, if any, on such debt securities will be payable, such debt securities may be surrendered for conversion or registration of transfer or exchange and notices or demands to or upon us in respect of such debt securities and the applicable indenture may be served;

•                  the period or periods within which, the price or prices at which and the terms and conditions upon which such debt securities may be redeemed, as a whole or in part, at our option, if we have such an option;

•                  our obligation, if any, to redeem, repay or purchase such debt securities pursuant to any sinking fund or analogous provision or at the option of a holder thereof, and the period or periods within which, the price or prices at which and the terms and conditions upon which such debt securities will be redeemed, repaid or purchased, as a whole or in part, pursuant to such obligation;

•                  if other than U.S. dollars, the currency or currencies in which such debt securities are denominated and payable, which may be a foreign currency or units of two or more foreign currencies or a composite currency or currencies, and the terms and conditions relating thereto;

•                  whether the amount of payments of principal of (and premium, if any) or interest, if any, on such debt securities may be determined with reference to an index, formula or other method (which index, formula or method may, but need not be, based on a currency, currencies, currency unit or units or composite currencies) and the manner in which such amounts shall be determined;

•                  any additions to, modifications of or deletions from the terms of such debt securities with respect to the events of default or covenants set forth in the indenture;

•                  any provisions for collateral security for repayment of such debt securities;

•                  whether such debt securities will be issued in certificated and/or book-entry form;

•                  whether such debt securities will be in registered or bearer form and, if in registered form, the denominations thereof if other than $1,000 and any integral multiple thereof and, if in bearer form, the denominations thereof and terms and conditions relating thereto;

•                  whether issued in the form of one or more global securities and whether all or a portion of the principal amount of the debt securities is represented thereby;

•                  if other than the entire principal amount of the debt securities when issued, the portion of the principal amount payable upon acceleration of maturity, and the terms and conditions of any acceleration;

•                  if applicable, covenants affording holders of debt protection with respect to our operations, financial condition or transactions involving us;

•                  the applicability, if any, of defeasance and covenant defeasance provisions of the applicable indenture;

•                  the terms, if any, upon which such debt securities may be convertible into our Common Stock or Preferred Stock and the terms and conditions upon which such conversion will be effected, including, without limitation, the initial conversion price or rate and the conversion period;

•                  if convertible, any applicable limitations on the ownership or transferability of the Common Stock or Preferred Stock into which such debt securities are convertible;

•                  whether and under what circumstances we will pay additional amounts as contemplated in the indenture on such debt securities in respect of any tax, assessment or governmental charge and, if so, whether we will have the option to redeem such debt securities in lieu of making such payment; and

•                  any other material terms of such debt securities.

The debt securities may provide for less than the entire principal amount thereof to be payable upon declaration of acceleration of the maturity thereof. Special federal income tax, accounting and other considerations applicable to these original issue discount securities will be described in the applicable prospectus supplement. The applicable prospectus supplement will set forth material U.S. federal income tax considerations for holders of any debt securities and the securities exchange or quotation system on which any debt securities are listed or quoted, if any.

The applicable indenture may contain provisions that would limit our ability to incur indebtedness or that would afford holders of debt securities protection in the event of a highly leveraged or similar transaction involving us or in the event of a change of control.

Senior Debt Securities

Payment of the principal of premium, if any, and interest on senior debt securities will rank on parity with all of our other senior unsecured and unsubordinated debt.

Subordinated Debt Securities

Payment of the principal of, premium, if any, and interest on subordinated debt securities will be subordinated and junior in right of payment to the prior payment in full of all of our senior debt. We will set forth in the applicable prospectus supplement relating to any subordinated debt securities the subordination terms of such securities as well as the aggregate amount of outstanding indebtedness, as of the most recent practicable date, that by its terms would be senior to the subordinated debt securities.  We will also set forth in such prospectus supplement limitations, if any, on issuance of additional senior debt.

Merger, Consolidation or Sale

The applicable indenture will provide that we may consolidate with, or sell, lease or convey all or substantially all of our assets to, or merge with or into, any other corporation, provided that:

•                  either we shall be the continuing corporation, or the successor corporation (if other than the Company) formed by or resulting from any such consolidation or merger or which shall have received the transfer of such assets shall expressly assume payment of the principal of (and premium, if any), and interest on, all of the applicable debt securities and the due and punctual performance and observance of all of the covenants and conditions contained in the applicable indenture;

•                  immediately after giving effect to such transaction and treating any indebtedness which becomes our obligation or an obligation of one of our subsidiaries as a result thereof as having been incurred by us or such subsidiary at the time of such transaction, no event of default under the applicable indenture, and no event which, after notice or the lapse of time, or both, would become such an event of default, shall have occurred and be continuing; and

•                  an officer’s certificate and legal opinion covering such conditions shall be delivered to the applicable trustee.

Covenants

The applicable indenture will contain covenants requiring us to take certain actions and prohibiting us from taking certain actions. The covenants with respect to any series of debt securities will be described in the prospectus supplement relating thereto.

Events of Default, Notice and Waiver

Each indenture will describe specific “events of default” with respect to any series of debt securities issued thereunder. Such “events of default” are likely to include (with grace and cure periods):

•                  default in the payment of any installment of interest on any debt security of such series;

•                  default in the payment of principal of (or premium, if any, on) any debt security of such series at its maturity or upon any redemption, by declaration or otherwise;

•                  default in making any required sinking fund payment for any debt security of such series;

•                  default in the performance or breach of any other covenant or warranty of the Company contained in the applicable indenture (other than a covenant added to the indenture solely for the benefit of a series of debt securities issued thereunder other than such series), continued for a specified period of days after written notice as provided in the applicable indenture;

•                  default in the payment of specified amounts of indebtedness of the Company or any mortgage, indenture or other instrument under which such indebtedness is issued or by which such indebtedness is secured, such default having occurred after the expiration of any applicable grace period and having resulted in the acceleration of the maturity of such indebtedness, but only if such indebtedness is not discharged or such acceleration is not rescinded or annulled;

•                  certain events of bankruptcy, insolvency or reorganization, or court appointment of a receiver, liquidator or trustee of the Company or any of our significant subsidiaries or their property; and

•                  any other event of default provided in the applicable resolution of our board of directors or the supplemental indenture under which we issue series of debt securities.

An event of default for a particular series of debt securities does not necessarily constitute an event of default for any other series of debt securities issued under the indenture. Unless otherwise indicated in the applicable prospectus supplement, if an event of default under any indenture with respect to debt securities of any series at the time outstanding occurs and is continuing, then the applicable trustee or the holders of not less than a majority of the principal amount of the outstanding debt securities of that series may declare the principal amount (or, if the debt securities of that series are original issue discount securities or indexed securities, such portion of the principal amounts may be specified in the terms thereof) of all the debt securities of that series to be due and payable immediately by written notice thereof to us (and to the applicable trustee if given by the holders). However, at any time after such a declaration of acceleration with respect to debt securities of such series (or of all debt securities then outstanding under any indenture, as the case may be) has been made, but before a judgment or decree for payment of the money due has been obtained by the applicable trustee, the holders of not less than a majority in principal amount of outstanding debt securities of such series (or of all debt securities then outstanding under the applicable indenture, as the case may be) may rescind and annul such declaration and its consequences if:

•                  we shall have deposited with the applicable trustee all required payments of the principal of (and premium, if any) and interest on the debt securities of such series (or of all debt securities then outstanding under the applicable indenture, as the case may be), plus certain fees, expenses, disbursements and advances of the applicable trustee; and

•                  all events of default, other than the non-payment of accelerated principal (or specified portion thereof), with respect to debt securities of such series (or of all debt securities then outstanding under the applicable indenture, as the case may be) have been cured or waived as provided in such indenture.

If an event of default relating to events of bankruptcy, insolvency or reorganization of the Company occurs and is continuing, then the principal amount of all of the debt securities outstanding, and any accrued interest, will automatically become due and payable immediately, without any declaration or other act by the trustee or any holder.

Each indenture also will provide that the holders of not less than a majority in principal amount of the outstanding debt securities of any series (or of all debt securities then outstanding under the applicable indenture, as the case may be) may waive any past default with respect to such series and its consequences, except a default:

•                  in the payment of the principal of (or premium, if any) or interest on any debt security of such series; or

•                  in respect of a covenant or provision contained in the applicable indenture that cannot be modified or amended without the consent of the holder of each outstanding debt security affected thereby.

Each trustee will be required to give notice to the holders of debt securities within 90 days of a default under the applicable indenture unless such default shall have been cured or waived; provided, however, that such trustee may withhold notice to the holders of any series of debt securities of any default with respect to such series (except a default in the payment of the principal of (or premium, if any) or interest on any debt security of such series or in the payment of any sinking fund installment in respect of any debt security of such series) if specified responsible officers of such trustee consider such withholding to be in the interest of such holders.

Each indenture will provide that no holders of debt securities of any series may institute any proceedings, judicial or otherwise, with respect to such indenture or for any remedy thereunder, except in the case of failure of the applicable trustee, for 60 days, to act after it has received a written request to institute proceedings in respect of an event of default from the holders of not less than 25% in principal amount of the outstanding debt securities of such series, as well as an offer of indemnity reasonably satisfactory to it. This provision will not prevent, however, any holder of debt securities from instituting suit for the enforcement of payment of the principal of (and premium, if any) and interest on such debt securities at the respective due dates thereof.

Each indenture provides that in case an event of default shall occur and be known to any trustee and not be cured, the trustee must use the same degree of care as a prudent person would use in the conduct of his or her own affairs in the exercise of the trustee’s power. Subject to provisions in each indenture relating to its duties in case of default, no trustee will be under any obligation to exercise any of its rights or powers under an indenture at the request or direction of any holders of any series of debt securities then outstanding under such indenture, unless such holders shall have offered to the trustee thereunder reasonable security or indemnity. The holders of not less than a majority in principal amount of the outstanding debt securities of any series (or of all debt securities then outstanding under an indenture, as the case may be) shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the applicable trustee, or of exercising any trust or power conferred upon such trustee. However, a trustee may refuse to follow any direction which is in conflict with any law or the applicable indenture, which may involve such trustee in personal liability or which may be unduly prejudicial to the holders of debt securities of such series not joining therein.

Within 120 days after the close of each fiscal year, we will be required to deliver to each trustee a certificate, signed by one of several specified officers, stating whether or not such officer has knowledge of any default under the applicable indenture and, if so, specifying each such default and the nature and status thereof.

Modification of the Indenture

Each indenture provides that we and the trustee may enter into supplemental indentures without the consent of the holders of debt securities to:

•                  secure any debt securities;

•                  evidence the assumption by a successor corporation of our obligations;

•                  add covenants for the protection of the holders of debt securities;

•                  cure any ambiguity or correct any inconsistency in the indenture;

•                  establish the forms or terms of debt securities of any series; and

•                  evidence and provide for the acceptance of appointment by a successor trustee.

It is anticipated that modifications and amendments of an indenture may be made by us and the trustee, with the consent of the holders of not less than a majority in principal amount of each series of the outstanding debt securities issued under the indenture that are affected by the modification or amendment, provided that no such modification or amendment may, without the consent of each holder of such debt securities affected thereby:

•                  change the stated maturity date of the principal of (or premium, if any) or any installment of interest, if any, on any such debt security;

•                  reduce the principal amount of (or premium, if any) or the interest, if any, on any such debt security or the principal amount due upon acceleration of an original issue discount security;

•                  change the time or place or currency of payment of principal of (or premium, if any) or interest, if any, on any such debt security;

•                  impair the right to institute suit for the enforcement of any such payment on or with respect to any such debt security;

•                  reduce any amount payable on redemption;

•                  modify any of the subordination provisions or the definition of senior indebtedness applicable to any subordinated debt securities in a manner adverse to the holders of those securities;

•                  reduce the above-stated percentage of holders of debt securities necessary to modify or amend the indenture; or

•                  modify the foregoing requirements or reduce the percentage of outstanding debt securities necessary to waive compliance with certain provisions of the indenture or for waiver of certain defaults.

A record date may be set for any act of the holders with respect to consenting to any amendment. The holders of not less than a majority in principal amount of outstanding debt securities of each series affected thereby will have the right to waive our compliance with certain covenants in such indenture. Each indenture will contain provisions for convening meetings of the holders of debt securities of a series to take permitted action.

A prospectus supplement may set forth modifications or additions to these provisions with respect to a particular series of debt securities.

Conversion or Exchange Rights

A prospectus supplement will describe the terms, if any, on which a series of debt securities may be convertible into or exchangeable for our Common Stock, Preferred Stock or other securities. These terms will also include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. Such provisions will also include the conversion or exchange price (or manner or calculation thereof), the conversion or exchange period, the events requiring an adjustment of the conversion or exchange price, and provisions affecting conversion or exchange in the event of the redemption of such series of debt securities.

Registered Global Securities

We may issue the debt securities of a series in whole or in part in the form of one or more fully registered global securities that we will deposit with a depositary or with a nominee for a depositary identified in the applicable prospectus supplement and registered in the name of such depositary or nominee.  In such case, we will issue one or more registered global securities denominated in an amount equal to the aggregate principal amount of all of the debt securities of the series to be issued and represented by such registered global security or securities.

Unless and until it is exchanged in whole or in part for debt securities in definitive registered form, a registered global security may not be transferred except as a whole:

•                  by the depositary for such registered global security to its nominee;

•                  by a nominee of the depositary to the depositary or another nominee of the depositary; or

•                  by the depositary or its nominee to a successor of the depositary or a nominee of the successor.

The prospectus supplement relating to a series of debt securities will describe the specific terms of the depositary arrangement with respect to any portion of such series represented by a registered global security. We anticipate that the following provisions will apply to all depositary arrangements for debt securities:

•                  ownership of beneficial interests in a registered global security will be limited to persons that have accounts with the depositary for the registered global security, those persons being referred to as “participants,” or persons that may hold interests through participants;

•                  upon the issuance of a registered global security, the depositary for the registered global security will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal amounts of the debt securities represented by the registered global security beneficially owned by the participants;

•                  any dealers, underwriters, or agents participating in the distribution of the debt securities will designate the accounts to be credited; and

•                  ownership of any beneficial interest in the registered global security will be shown on, and the transfer of any ownership interest will be effected only through, records maintained by the depositary for the registered global security (with respect to interests of participants) and on the records of participants (with respect to interests of persons holding through participants).

The laws of some states may require that certain purchasers of securities take physical delivery of the securities in definitive form. These laws may limit the ability of those persons to own, transfer or pledge beneficial interests in registered global securities.

So long as the depositary for a registered global security, or its nominee, is the registered owner of the registered global security, the depositary or the nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by the registered global security for all purposes under the indenture. Except as set forth below, owners of beneficial interests in a registered global security:

•                  will not be entitled to have the debt securities represented by a registered global security registered in their names;

•                  will not receive or be entitled to receive physical delivery of the debt securities in the definitive form; and

•                  will not be considered the owners or holders of the debt securities under the indenture.

Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for the registered global security and, if the person is not a participant, on the procedures of a participant through which the person owns its interest, to exercise any rights of a holder under the indenture.

We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take under the indenture, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take the action, and those participants would authorize beneficial owners owning through those participants to give or take the action or would otherwise act upon the instructions of beneficial owners holding through them.

We will make payments of principal and premium, if any, and interest, if any, on debt securities represented by a registered global security registered in the name of a depositary or its nominee to the depositary or its nominee, as the case may be, as the registered owners of the registered global security. None of the Company, the trustee or any other agent of the Company or the trustee will be responsible or liable for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

We expect that the depositary for any debt securities represented by a registered global security, upon receipt of any payments of principal and premium, if any, and interest, if any, in respect of the registered global security, will immediately credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the registered global security as shown on the records of the depositary. We also expect that standing customer instructions and customary practices will govern payments by participants to owners of beneficial interests in the registered global security held through the participants, as is now the case with the securities held for the accounts of customers in bearer form or registered in “street name.” We also expect that any of these payments will be the responsibility of the participants.

If the depositary for any debt securities represented by a registered global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act, we will appoint an eligible successor depositary. If we fail to appoint an eligible successor depositary within 90 days, we will issue the debt securities in definitive form in exchange for the registered global security. In addition, we may at any time and in our sole discretion decide not to have any of the debt securities of a series represented by one or more registered global securities. In such event, we will issue debt securities of that series in a definitive form in exchange for all of the registered global securities representing the debt securities. The trustee will register any debt securities issued in definitive form in exchange for a registered global security in such name or names as the depositary, based upon instructions from its participants, shall instruct the trustee.

We may also issue bearer debt securities of a series in the form of one or more global securities, referred to as “bearer global securities.”  We will deposit these bearer global securities with a common depositary for Euroclear System and Clearstream Bank Luxembourg, Societe Anonyme, or with a nominee for the depositary identified in the prospectus supplement relating to that series. The prospectus supplement relating to a series of debt securities represented by a bearer global security will describe the specific terms and procedures, including the specific terms of the depositary arrangement and any specific procedures for the issuance of debt securities in definitive form in exchange for a bearer global security, with respect to the position of the series represented by a bearer global security.

Discharge, Defeasance and Covenant Defeasance

We can discharge or defease our obligations under the indenture as set forth below. Unless otherwise set forth in the applicable prospectus supplement, the subordination provisions applicable to any subordinated debt securities will be expressly subject to the discharge and defeasance provisions of the indenture.

We may discharge some of our obligations to holders of any series of debt securities that have not already been delivered to the trustee for cancellation and that have either become due and payable or are by their terms to become due and payable within one year (or are scheduled for redemption within one year).  We may effect a discharge by irrevocably depositing with the trustee cash or U.S. government obligations, as trust funds, in an amount certified to be sufficient to pay when due, whether at maturity, upon redemption or otherwise, the principal of, premium, if any, and interest on the debt securities and any mandatory sinking fund payments.

Unless otherwise provided in the applicable prospectus supplement, we may also discharge any and all of our obligations to holders of any series of debt securities at any time (“defeasance”). We also may be released from the obligations imposed by any covenants of any outstanding series of debt securities and provisions of the indenture, and we may omit to comply with those covenants without creating an event of default (“covenant defeasance”). We may effect defeasance and covenant defeasance only if, among other things:

•                  we irrevocably deposit with the trustee cash or U.S. government obligations, as trust funds, in an amount certified to be sufficient to pay at maturity (or upon redemption) the principal, premium, if any, and interest on all outstanding debt securities of the series; and

•                  we deliver to the trustee an opinion of counsel from a nationally recognized law firm to the effect that the holders of the series of debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the defeasance or covenant defeasance and that defeasance or covenant defeasance will not otherwise alter the holders’ U.S. federal income tax treatment of principal, premium, if any, and interest payments on the series of debt securities, which opinion, in the case of legal defeasance, must be based on a ruling of the Internal Revenue Service issued, or a change in U.S. federal income tax law.

Although we may discharge or defease our obligations under the indenture as described in the two preceding paragraphs, we may not avoid, among other things, our duty to register the transfer or exchange of any series of debt securities, to replace any temporary, mutilated, destroyed, lost or stolen series of debt securities or to maintain an office or agency in respect of any series of debt securities.

Redemption of Securities

Debt securities may also be subject to optional or mandatory redemption on terms and conditions described in the applicable prospectus supplement.

From and after notice has been given as provided in the applicable indenture, if funds for the redemption of any debt securities called for redemption shall have been made available on such redemption date, such debt securities will cease to bear interest on the date fixed for such redemption specified in such notice, and the only right of the holders of the debt securities will be to receive payment of the redemption price.

Notices

Holders of our debt securities will receive notices by mail at their addresses as they appear in the security register.

Title

We may treat the person in whose name a debt security is registered on the applicable record date as the owner of the debt security for all purposes, whether or not it is overdue.

Governing Law

New York law will govern the indentures and the debt securities, without regard to its conflicts of law principles.

Concerning the Trustee

Each indenture provides that there may be more than one trustee under the indenture, each with respect to one or more series of debt securities. If there are different trustees for different series of debt securities, each trustee will be a trustee of a trust under the indenture separate and apart from the trust administered by any other trustee under the indenture.  Except as otherwise indicated in this prospectus or any prospectus supplement, any action permitted to be taken by a trustee may be taken by such trustee only with respect to the one or more series of debt securities for which it is the trustee under the indenture.  Any trustee under the indenture may resign or be removed with respect to one or more series of debt securities.  All payments of principal of, premium, if any, and interest on, and all registration, transfer, exchange, authentication and delivery (including authentication and delivery on original issuance of the debt securities) of, the debt securities of a series will be effected by the trustee with respect to that series at an office designated by the trustee in New York, New York.

Each indenture contains limitations on the right of the trustee, should it become a creditor of the Company, to obtain payment of claims in some cases or to realize on certain property received in respect of any such claim as security or otherwise.  The trustee may engage in other transactions.  If it acquires any conflicting interest relating to any duties with respect to the debt securities, however, it must eliminate the conflict or resign as trustee.

PLAN OF DISTRIBUTION

We may sell the securities to one or more underwriters for public offering and sale by them, through agents or dealers, directly to purchasers or through a combination of any of these methods of sale. Any underwriter, agent or dealer involved in the offer and sale of the securities will be named in the applicable prospectus supplement.  The distribution of securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, or from time to time at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices.

We may, from time to time, authorize underwriters acting as our agents to offer and sell the securities upon the terms and conditions set forth in any prospectus supplement. In connection with the sale of the securities, underwriters may be deemed to have received compensation from us in the form of underwriting discounts or commissions and may also receive commissions from purchasers of the securities for whom they may act as agent. Any underwriting compensation paid by us to underwriters or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers, will be set forth in an applicable prospectus supplement. If a dealer is utilized in the sale of the securities in respect of which this prospectus is delivered, we may sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters under the Securities Act, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts, concessions and commissions under the Securities Act. Underwriters, dealers and agents may be entitled under agreements with us to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act, and to reimbursement by us for certain expenses.

If so indicated in an applicable prospectus supplement, we may authorize dealers acting as our agents to solicit offers by institutions to purchase the securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on the date or dates stated in the prospectus supplement. Each delayed delivery contract will be for an amount not less than, and the aggregate principal amount or offering price of the securities sold pursuant to delayed delivery contracts will not be less nor more than, the respective amounts stated in the prospectus supplement. Institutions with whom delayed delivery contracts, when authorized, may be entered into include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions, but will in all cases be subject to approval by us.  Contracts will not be subject to any conditions except (1) the purchase by an institution of the securities covered by its contracts will not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which the institution is subject, and (2) if the securities are being sold to underwriters, we will have sold to them the total principal amount of the securities less the principal amount of the securities covered by contracts. Agents and underwriters will have no responsibility in respect of the delivery or performance of contracts.

Direct sales to investors or our stockholders may be accomplished through subscription offerings or through stockholder purchase rights distributed to stockholders. In connection with subscription offerings or the distribution of stockholder purchase rights to stockholders, if all of the underlying securities are not subscribed for, we may sell any unsubscribed securities to third parties directly or through underwriters or agents. In addition, whether or not all of the underlying securities are subscribed for, we may concurrently offer additional securities to third parties directly or through underwriters or agents. If securities are to be sold through stockholder purchase rights, the stockholder purchase rights will be distributed as a dividend to the stockholders for which they will pay no separate consideration. The prospectus supplement with respect to the offer of securities under stockholder purchase rights will set forth the relevant terms of the stockholder purchase rights, including:

•                  whether Common Stock will be offered under the stockholder purchase rights;

•                  the number or amount of those securities or warrants that will be offered under the stockholder purchase rights;

•                  the period during which and the price at which the stockholder purchase rights will be exercisable;

•                  the number of stockholder purchase rights then outstanding;

•                  any provisions for changes to or adjustments in the exercise price of the stockholder purchase rights, and

•                  any other material terms of the stockholder purchase rights.

The securities also may be offered and sold, if so indicated in the prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more firms (“remarketing firms”), acting as principals for their own accounts or as agents for us. Any remarketing firm will be identified and the terms of its agreement, if any, with us will be described in the applicable prospectus supplement. Remarketing firms may be deemed to be underwriters in connection with the securities remarketed thereby. Remarketing firms may be entitled under agreements which may be entered into with us to indemnification by us against certain liabilities, including liabilities under the Securities Act.

We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third parties in such sale transactions will be underwriters and will be identified in the applicable prospectus supplement (or a post-effective amendment).

Securities offered may be a new issue of securities with no established trading market. Any underwriters to whom or agents through whom these securities are sold by us for public offering and sale may make a market in these securities, but such underwriters or agents will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of or the trading market for any such securities.

To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain, or otherwise affect the price of the securities. These may include over-allotment, stabilization, syndicate short covering transactions and penalty bids. Over-allotment involves sales in excess of the offering size, which creates a short position. Stabilizing transactions involve bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Syndicate short covering transactions involve purchases of securities in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the underwriters to reclaim selling concessions from dealers when the securities originally sold by the dealers are purchased in covering transactions to cover syndicate short positions. These transactions, if commenced, may be discontinued by the underwriters at any time.

During such time as we may be engaged in a distribution of the securities covered by this prospectus we are required to comply with Regulation M promulgated under the Securities Exchange Act of 1934. With certain exceptions, Regulation M precludes us, any affiliated purchasers, and any broker-dealer or other person who participates in such distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase, any security which is the subject of the distribution until the entire distribution is complete. Regulation M also restricts bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security.

Some of the underwriters and their affiliates may engage in transactions with or perform services for us in the ordinary course of business.

LEGAL MATTERS

Certain legal matters with respect to the validity of the securities being offered hereby will be passed upon for us by Waller Lansden Dortch & Davis, LLP.  If the validity of any securities is also passed upon by counsel for the underwriters of an offering of those securities, that counsel will be named in the prospectus supplement relating to that offering.

EXPERTS

The consolidated financial statements and the related financial statement schedule, incorporated in this prospectus by reference from the Company’s Annual Report on Form 10-K, and the effectiveness of the Company’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference (which reports (1) express an unqualified opinion on the consolidated financial statements and financial statement schedule and include explanatory paragraphs relating to the adoption of Financial Accounting Standards Board Interpretation No. 48, “Accounting for Uncertainty in Income Taxes—an interpretation of FASB Statement No. 109” and Statement of Financial Accounting Standards No. 123R, “Share-Based Payment”, and (2) express an unqualified opinion on the effectiveness of internal control over financial reporting), and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act of 1933 with respect to the securities offered hereby. This prospectus does not contain all of the information set forth in the registration statement and its exhibits. Statements made by us in this prospectus as to the contents of any contract, agreement or other document referred to in this prospectus are not necessarily complete. For a more complete description of these contracts, agreements or other documents, you should carefully read the exhibits to the registration statement and the documents that we reference under the caption “Incorporation of Certain Documents by Reference.”

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any materials we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549.  You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.  The SEC maintains an Internet site that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC at the SEC’s web site at http://www.sec.gov.

We make available free of charge through our web site, which you can find at http://www.capstoneturbine.com, our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and amendments to these reports filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

We are incorporating by reference information we file with the SEC, which means:

•                  incorporated documents are considered part of this prospectus;

•                  we can disclose important information to you by referring you to those documents; and

•                  information that we file later with the SEC automatically will update and supersede information contained in this prospectus.

We are incorporating by reference the following documents, which we have previously filed with the SEC:

(a)           our Annual Report on Form 10-K for the fiscal year ended March 31, 2008;

(b)           our Quarterly Reports on Form 10-Q for the fiscal quarters ended June 30, 2008 and September 30, 2008;

(c)           our Current Reports on Form 8-K, filed with the SEC on November 26, 2008, November 14, 2008, November 10, 2008, October 3, 2008, September 25, 2008, September 18, 2008, August 28, 2008, July 18, 2008 and July 10, 2008;

(d)           the description of our Common Stock contained in our Registration Statement on Form 8-A, filed with the SEC on June 22, 2000 including any subsequent amendment or report filed for the purpose of amending such description and the description of our Preferred Stock purchase rights contained in our Registration Statement on Form 8-A, filed with the SEC on July 8, 2005, including any subsequent amendment or report filed for the purpose of amending such description; and

(e)           any future filings with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act until all offerings of any securities registered hereby are completed; provided that this prospectus will not incorporate any information we may furnish to the SEC under Item 2.02 or Item 7.01 of Form 8-K.

Any statement contained in this prospectus or any prospectus supplement or in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You can obtain copies of the documents incorporated by reference in this prospectus but not delivered with this prospectus without charge through our web site (http://www.capstoneturbine.com) as soon as reasonably practicable after we electronically file the material with, or furnish it to, the SEC, or by requesting them in writing or by telephone at the following address:

Capstone Turbine Corporation

21211 Nordhoff Street

Chatsworth, California 91311

Attention: Chief Financial Officer

(818) 734-5300

CAPSTONE TURBINE CORPORATION

38,095,239 Shares of Common Stock

PROSPECTUS SUPPLEMENT

LAZARD CAPITAL MARKETS

February 19, 2010